Exhibit (a)(1)(ix)
SUPPLEMENT TO THE U.S. OFFER TO PURCHASE
DATED MAY 24, 2021
U.S. Offer to Purchase for Cash
up to 97,527,888 Outstanding Series B Shares held by U.S. Persons, including Series B Shares represented by American Depositary Shares
(each American Depositary Share representing eight Series B Shares)
of
GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.
at
Ps.137 per Series B Share (ISIN: MX01OM000018)
and
Ps.1,096 per American Depositary Share (CUSIP: 400501102)
by
AERODROME INFRASTRUCTURE S.À R.L.
On May 24, 2021, Aerodrome Infrastructure S.à r.l. (“Aerodrome”), a limited liability company organized under the laws of Luxembourg, an affiliate of Servicios de Tecnología Aeroportuaria, S.A. de C.V. (“SETA”), a Mexican corporation, and beneficially owned by Bagual S.à r.l. (“Bagual”), a limited liability company organized under the laws of Luxembourg, Grenadier S.à r.l. (“Grenadier”), a limited liability company organized under the laws of Luxembourg, Pequod S.à r.l. (“Pequod”), a limited liability company organized under the laws of Luxembourg, Harpoon S.à r.l. (“Harpoon”), a limited liability company organized under the laws of Luxembourg, Expanse S.à r.l. (“Expanse”), a limited liability company organized under the laws of Luxembourg, Fintech Holdings Inc. (“FH”), a corporation organized under the laws of Delaware and David Martínez (“Mr. Martínez” and, together with Aerodrome, SETA, Bagual, Grenadier, Pequod, Harpoon, Expanse and FH, the “Offerors”) commenced an offer to purchase for cash up to 97,527,888
(1) outstanding Series B ordinary shares, without par value (the “Series B Shares”) of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (“OMA”), a publicly traded corporation organized under the laws of Mexico, held by U.S. Persons (as defined below), and
(2) Series B Shares represented by outstanding American Depositary Shares (whether held or not by U.S. Persons) (each representing eight Series B Shares) (the “ADSs” and, together with the Series B Shares, the “Securities”), pursuant to the terms and conditions of a U.S. Offer to Purchase (the “U.S. Offer to Purchase”) and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer”).
The Offerors are hereby amending the U.S. Offer as further described in this Supplement to the U.S. Offer to Purchase to reflect comments received by the Securities and Exchange Commission to the U.S. Offer to Purchase. Holders of Securities who previously submitted tenders pursuant to the U.S. Offer and who wish to continue to participate in the U.S. Offer under the terms described in this Supplement to the U.S. Offer to Purchase do not need to take any action.
In the following pages, we have restated the entire U.S. Offer to Purchase to reflect the following principal changes:
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Forward Looking Statements Disclaimer. Delete references to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, as these provisions do not apply to statements made in connection with a tender offer.

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Plans, Proposals or Negotiations. Clarify that no discussions held to date by the Offerors with potential counterparties have resulted in definitive agreements, plans or proposals that might result in any Extraordinary Transactions (as defined below).

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Withdrawal Rights. Clarify that holders tendering Securities in the U.S. Offer will have withdrawal rights until the Expiration Date (as defined below) but not thereafter, unless withdrawal rights are required to be reinstated in accordance with applicable law, including in the event their tendered Securities have not been accepted for purchase by July 22, 2021 (the day that is 60 days after the commencement of the U.S. Offer).

(cover page continued)
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Conditions of the U.S. Offer.

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Clarify that all conditions of the U.S. Offer must be satisfied or waived on or prior to the Expiration Date.

•
Clarify that the reference to there being no “limitation of prices” as part of the conditions of the U.S. Offer relates to the total or partial limitation on the availability of trading prices for securities on any national securities exchange or in the over-the-counter market in the United States or Mexico.

•
Clarify that the Offerors will promptly make a public announcement if any of the conditions of the U.S. Offer are modified or waived in whole or in part at any time and may, depending on the materiality of such modification or waiver, extend the U.S. Offer.

NONE OF THE SEC OR ANY STATE SECURITIES COMMISSION HAS: (A) APPROVED OR DISAPPROVED THE U.S. OFFER; (B) PASSED UPON THE MERITS OR FAIRNESS OF THE U.S. OFFER; OR (C) PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This Supplement to U.S. Offer to Purchase and the related documents contain important information. You should carefully read these documents in their entirety before making a decision with respect to this U.S. Offer.
June 9, 2021

U.S. Offer to Purchase for Cash
up to 97,527,888 Outstanding Series B Shares held by U.S. Persons, including Series B Shares represented by American Depositary Shares
(each American Depositary Share representing eight Series B Shares)
of
GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B. DE C.V.
at
Ps.137 per Series B Share (ISIN: MX01OM000018)
and
Ps.1,096 per American Depositary Share (CUSIP: 400501102)
by
AERODROME INFRASTRUCTURE S.À R.L.

THE U.S. OFFER COMMENCED AT 9:00 A.M., NEW YORK CITY TIME ON MAY 24, 2021
(THE “COMMENCEMENT DATE”) AND WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME
(THE “EXPIRATION TIME”) ON JUNE 22, 2021 (THE “EXPIRATION DATE”), UNLESS THE U.S.
OFFER IS EXTENDED.

Aerodrome Infrastructure S.à r.l. (“Aerodrome”), a limited liability company organized under the laws of Luxembourg, an affiliate of Servicios de Tecnología Aeroportuaria, S.A. de C.V. (“SETA”), a Mexican corporation, and beneficially owned by Bagual S.à r.l. (“Bagual”), a limited liability company organized under the laws of Luxembourg, Grenadier S.à r.l. (“Grenadier”), a limited liability company organized under the laws of Luxembourg, Pequod S.à r.l. (“Pequod”), a limited liability company organized under the laws of Luxembourg, Harpoon S.à r.l. (“Harpoon”), a limited liability company organized under the laws of Luxembourg, Expanse S.à r.l. (“Expanse”), a limited liability company organized under the laws of Luxembourg, Fintech Holdings Inc. (“FH”), a corporation organized under the laws of Delaware and David Martínez (“Mr. Martínez” and, together with Aerodrome, SETA, Bagual, Grenadier, Pequod, Harpoon, Expanse and FH, the “Offerors”) hereby offer to purchase for cash up to 97,527,888
(1) outstanding Series B ordinary shares, without par value (the “Series B Shares”) of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (“OMA”), a publicly traded corporation organized under the laws of Mexico, held by U.S. Persons (as defined below), and
(2) Series B Shares represented by outstanding American Depositary Shares (whether held or not by U.S. Persons) (each representing eight Series B Shares) (the “ADSs” and, together with the Series B Shares, the “Securities”), at a price of Ps.137 per Series B Share and Ps.1,096 per ADS (together, the “Offer Price”), net of (i) the stock exchange and settlement fee described herein, (ii) any applicable brokerage fees or commissions, (iii) any applicable currency conversion expenses with respect to the conversion of Mexican pesos to U.S. dollars, (iv) any applicable Distributions (as defined herein), and (v) applicable withholding taxes, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase (the “U.S. Offer to Purchase”) and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer”). The price offered for Series B Shares in the U.S. Offer will be payable in Mexican pesos. The price offered for ADSs in the U.S. Offer has been determined in Mexican pesos, but will payable in U.S. dollars based on the exchange rate available to the ADS Receiving Agent (as defined below) on the Payment Date (as defined below). The procedures for tendering your Securities in the U.S. Offer differ depending on whether you hold Series B Shares or ADSs and if you hold your Securities directly or through an intermediary. You should follow the instructions for your particular circumstances set forth under “THE TENDER OFFER — Section 3 — “Procedures for Participating in the U.S. Offer.”
The U.S. Offer is being made in conjunction with an offer by Aerodrome in Mexico directed to holders of Series B Shares, but not holders of ADSs (the “Mexican Offer” and, together with the U.S. Offer, the “Offers”). Non-U.S. Persons will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Offer. The price offered for Series B Shares in the Mexican Offer is the same on a per Series B Share basis as the Offer Price in the U.S. Offer, payable in Mexican pesos under the terms described in the information memorandum for the Mexican Offer. The Offerors do not intend to change the Offer Price and, while the Offers are open, will not purchase or make any arrangements to purchase Securities, other than pursuant to the Offers.
NONE OF THE SEC OR ANY STATE SECURITIES COMMISSION HAS: (A) APPROVED OR DISAPPROVED THE U.S. OFFER; (B) PASSED UPON THE MERITS OR FAIRNESS OF THE U.S. OFFER; OR (C) PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This U.S. Offer to Purchase and the related documents contain important information. You should carefully read these documents in their entirety before making a decision with respect to this U.S. Offer.
June 9, 2021

(cover page continued)
All Securities acquired in the Offers will be acquired at the applicable Offer Price. However, because of the proration described in this U.S. Offer to Purchase, fewer than all of the Securities tendered may be purchased if more than the percentage of Series B Shares that the Offerors seek to purchase are validly tendered and not validly withdrawn. Securities tendered but not purchased in the Offers as a result of proration will be returned to the tendering security holders in the same form tendered at the Offerors’ expense promptly after the Expiration Date, expected to be no later than six (6) business days after the Expiration Date.
The Offerors expressly reserve the right, in their sole discretion, to change the Offer Price and to increase the number of Series B Shares (including Series B Shares represented by ADSs) sought in the Offers, subject to applicable law, including requirements with respect to disclosure and any required extensions of the Expiration Date. If Aerodrome makes any change in the price offered per Series B Share in the Mexican Offer, then the Offerors will also make the same change in the price offered per Series B Share (including Series B Shares represented by ADSs) in the U.S. Offer, and this U.S. Offer to Purchase will be amended to reflect such change.
Holders tendering in the U.S. Offer will have withdrawal rights until the Expiration Date but not thereafter, unless withdrawal rights are required to be reinstated in accordance with applicable law, including in the event your tendered Securities have not been accepted for purchase by July 22, 2021 (the day that is 60 days after the Commencement Date). See “THE TENDER OFFER — Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs” and “— Section 4. Withdrawal Rights.”
The consummation of the U.S. Offer and the Offerors’ obligation to accept for purchase and to pay for Series B Shares, including Series B Shares represented by ADSs, validly tendered (and not validly withdrawn) pursuant to the Offers are subject to the satisfaction of or waiver of the following conditions: (i) there being validly tendered in the Offers and not validly withdrawn prior to the Expiration Date at least 19,505,578 Series B Shares, including Series B Shares represented by ADSs (the “Minimum Tender Condition”), (ii) the successful consummation by the Offerors prior to the Expiration Date of a financing transaction yielding net proceeds to the Offerors sufficient to fund the aggregate cash consideration to be paid in the Offers (the “Financing Condition”) and (iii) the satisfaction of the other conditions set forth in “THE TENDER OFFER — Section 13. Conditions of the U.S. Offer.” The Offerors reserve the right to amend or waive any of the conditions of the U.S. Offer, in whole or in part, at any time or from time to time, in their sole discretion subject to applicable law.
Pursuant to applicable CNBV rules, OMA’s Board of Directors is required to provide public holders with its opinion regarding the Offer Price. Such opinion must be presented no later than 10 (ten) business days following the Commencement Date. Under U.S. law, within 10 (ten) business days after the Commencement Date, OMA is required by the Securities Exchange Act of 1934 (the “Exchange Act”) to file with the Securities and Exchange Commission (the “SEC”) and distribute to holders of Securities that are U.S. residents a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 containing a statement of the position of the Board of Directors of OMA with respect to the U.S. Offer.
Questions or requests for assistance may be directed to D.F. King & Co., Inc., the U.S. information agent (the “U.S. Information Agent”), at the address and phone number set forth on the back cover of this U.S. Offer to Purchase. Additional copies of this U.S. Offer to Purchase and other tender offer materials may also be obtained from the U.S. Information Agent.
You must make your own decision as to whether to tender your Securities and, if so, how many to tender. None of the Offerors, their boards of directors or their executive officers make any recommendation as to whether you should tender your Securities. If you are in any doubt as to the action you should take, contact your broker, lawyer, accountant or other professional advisor without delay.

IMPORTANT INFORMATION
In this document, references to “U.S. dollars”, “U.S.$” or “dollars” are to U.S. currency and references to “Mexican pesos”, “pesos” or “Ps.” are to Mexican currency. Solely for the convenience of the reader, certain peso amounts have been translated into dollars at specified rates. These translations should not be construed as representations that the Mexican peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate. On May 14, 2021, the last practicable trading day prior to printing this U.S. Offer to Purchase, the exchange rate between Mexican pesos and U.S. dollars reported by the U.S. Federal Reserve Board was Ps.19.86 per U.S.$1.00.
Tenders by U.S. Holders of Series B Shares.   If (i) you are a U.S. Person, (ii) you hold Series B Shares and (iii) your Series B Shares are deposited directly with S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”) or in the collective deposit system of Indeval, and you desire to tender all or any portion of your Series B Shares in the U.S. Offer, you should follow the instructions set forth in this U.S. Offer to Purchase. Any U.S. holder whose Series B Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such Series B Shares in the U.S. Offer. Holders of Series B Shares participating in the U.S. Offer must cause the applicable participant in Indeval (which may be a Mexican subcustodian) through which they hold their Series B Shares to complete, sign and submit an acceptance letter (the “Acceptance Letter”) and to transfer through the Indeval system the applicable Series B Shares to the Series B Receiving Agent in order for their Series B Shares to be validly tendered in the U.S. Offer. For more information see “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer — Holders of Series B Shares.”
Tenders by Holders of ADSs.   If you hold ADSs and you desire to tender all or any portion of the ADSs in the U.S. Offer, you should either (i) complete and sign a letter of transmittal (the “Letter of Transmittal”) or a copy thereof in accordance with the instructions contained in the Letter of Transmittal and mail or deliver the Letter of Transmittal, with original signatures, together with the American Depositary Receipts (“ADRs”) evidencing tendered ADSs and all other required documents to the ADS Receiving Agent or tender such ADSs pursuant to the procedure for book-entry transfer set forth under the caption “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer — Holders of ADSs,” or (ii) request your broker, dealer, commercial bank, trust company or other nominee to effect the tender for you. If you have ADSs registered in the name of a broker, dealer, commercial bank, trust company or other nominee you must contact such person if you desire to tender such ADSs. There will be no guaranteed delivery process available to tender ADSs. ADSs cannot be tendered in the Mexican Offer. See “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer — Holders of ADSs.”

FORWARD LOOKING STATEMENTS
This U.S. Offer to Purchase contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes”, “plans”, “anticipates”, “estimates”, “expects”, “intends”, “seeks” or similar expressions. In addition, any statements we may provide concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to our strategy following completion of the Offers and our plans with respect to OMA, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about OMA, economic and market factors and the industry in which OMA does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while the Offerors believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. This cautionary statement is applicable to all forward-looking statements contained in this U.S. Offer to Purchase and the material accompanying this U.S. Offer to Purchase. These statements are not guarantees of future performance. All forward-looking statements included in this U.S. Offer to Purchase are made as of the date on the front cover of this U.S. Offer to Purchase and, unless otherwise required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.

SUMMARY TERM SHEET
This summary term sheet summarizes the material terms of the U.S. Offer. You should read carefully the remainder of this U.S. Offer to Purchase and the related documents because important additional information is contained therein. In this U.S. Offer to Purchase, “we”, “us” and “our” refers to the Offerors. Questions or requests for assistance may be directed to the U.S. Information Agent set forth on the back cover of this U.S. Offer to Purchase.
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The Offers:   Collectively through the U.S. Offer and the Mexican Offer, we are offering to purchase for cash up to 97,527,888 of the outstanding Series B Shares, including Series B Shares represented by ADSs, of OMA.

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The U.S. Offer:   The U.S. Offer is directed to (i) holders of Series B Shares that are U.S. Persons, and (ii) all holders of ADSs whether held or not by U.S. Persons.

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The Mexican Offer:   The U.S. Offer is being made in conjunction with an offer by Aerodrome in Mexico directed to all holders of Series B Shares, but not holders of ADSs. Non-U.S. Persons will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Offer.

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Reasons for the Offers:   The Offers are comprised of a U.S. Offer and a Mexican Offer. The Offerors intend to carry out the Offers to increase their participation in OMA at a time when market conditions are appropriate to conduct such Offers. The Offerors have confidence in OMA’s business and the potential for long-term growth, and believe that the proposed Offers are financially attractive for the holders of Securities. If the Offers are fully subscribed, the Offerors will beneficially own approximately 39.7% of OMA’s outstanding capital stock. The Mexican Offer is required to be carried out as a public tender offer in Mexico because the Offerors intend to directly and indirectly own more than 30% of the outstanding capital stock of OMA upon the completion of the Mexican Offer. The Offerors are required to carry out the U.S. Offer pursuant to Section 14(d) and Regulation 14D of the Exchange Act.

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Relationship between the Offerors and OMA:   Mr. Martínez owns 100% of the capital stock of FH, which in turn owns 100% of the capital stock of each of Bagual, Grenadier, Pequod, Harpoon and Expanse. As a result of the Transactions (as defined below), Bagual, Grenadier, Pequod, Harpoon and Expanse, together, directly own 100% of SETA’s capital stock. SETA in turn owns 49,766,000 of OMA’s Series BB shares (the “Series BB Shares”), or 100% of the total number of Series BB Shares outstanding, which represent approximately 12.8% of OMA’s outstanding capital stock, and 7,516,377 Series B Shares, which represent approximately 1.9% of OMA’s outstanding capital stock. As a result, the Offerors (other than Aerodrome) may collectively be deemed to beneficially own, directly and indirectly, 14.7% of the outstanding capital stock of OMA, including Series B Shares and Series BB Shares. Pursuant to OMA’s bylaws, SETA (as holder of the Series BB shares) has the right to elect three members of the Board of Directors and to veto certain actions requiring approval of OMA’s shareholders (including the payment of dividends, the amendment of OMA’s bylaws, investment projects and the amendment of SETA’s right to appoint certain members of OMA’s senior management). Additionally, most matters voted on by the Board of Directors require the affirmative vote of the directors appointed by SETA (as holder of the Series BB Shares).

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Price:   The Offer Price for the Series B Shares is Ps.137 (or approximately U.S.$7 based on an exchange rate of Ps.19.86 per U.S.$1.00, the exchange rate between Mexican pesos and U.S. dollars reported by the U.S. Federal Reserve Board on May 14, 2021) and the Offer Price for the ADSs is Ps.1,096 (or approximately U.S.$55 based on an exchange rate of Ps.19.86 per U.S.$1.00, the exchange rate between Mexican pesos and U.S. dollars reported by the U.S. Federal Reserve Board on May 14, 2021), in each case validly tendered and not validly withdrawn, less (i) the stock exchange and settlement fee described herein, (ii) any applicable brokerage fees or commissions, (iii) any applicable currency conversion expenses with respect to the conversion of Mexican pesos to U.S. dollars, (iv) any applicable Distributions, and (v) applicable withholding taxes as described herein. You will bear exchange rate risks and costs if you tender your ADSs pursuant to the U.S. Offer or if you otherwise wish to convert Mexican pesos received for Series B Shares accepted in the U.S. Offer into another currency.

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Payment.   In accordance with the terms of the U.S. Offer, payment for the Series B Shares, including Series B Shares represented by ADSs, tendered on or prior to the Expiration Date and not previously withdrawn will be made promptly after the Expiration Date, expected to be no later than 6 (six) business days after the Expiration Date. See “THE TENDER OFFER — Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs”, “— Section 13. Conditions of the U.S. Offer” and “— Section 10. Certain Legal and Regulatory Matters.”

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Settlement of the Offer Price.   The Offer Price for the Series B Shares accepted for payment pursuant to the U.S. Offer will be settled in Mexican pesos and will be paid by the Offerors through Indeval and participants in Indeval. Indeval will arrange for Indeval participants who tendered Series B Shares in the U.S. Offer to receive payment in Mexican pesos for any Series B Shares validly tendered and accepted for payment. Indeval participants, prior to transferring any funds to custodians acting for beneficiaries or beneficiaries holding directly through Indeval participants, may be required to withhold applicable Mexican withholding taxes.

The Offer Price for ADSs accepted for payment pursuant to the U.S. Offer will be settled in U.S. dollars. This Offer Price will be paid by the Offerors to the ADS Receiving Agent, in Mexican pesos or U.S. dollars at the discretion of the Offerors. If paid in Mexican pesos, the ADS Receiving Agent will arrange for the conversion of the consideration into U.S. dollars, net of fees and expenses for converting Mexican pesos to U.S. dollars. Any conversion into U.S. dollars will be based on the U.S. dollar / Mexican peso spot market rate available to the ADS Receiving Agent on the Payment Date. The ADS Receiving Agent will pay the proceeds, net of fees and expenses for that conversion into U.S. dollars, to the holders of the ADSs validly tendered and accepted for purchase.
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Proration.   If more than 97,527,888 Series B Shares, including Series B Shares represented by ADSs (or such greater number of Series B Shares, including Series B Shares represented by ADSs, as we may elect to purchase, subject to applicable law) are validly tendered in the Offers and not validly withdrawn, we will accept Series B Shares, including Series B Shares represented by ADSs, for purchase by prorating all the tendered Series B Shares, including Series B Shares represented by ADSs. See “THE TENDER OFFER — Section 1. Terms of the U.S. Offer and Expiration Date — Proration”.

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Conditions:   Notwithstanding any other provision of the Offers, we will not be required to accept any Securities for purchase, or pay for any Securities, that have been tendered pursuant to the U.S. Offer (subject to Rule 14e-1(c) under the Exchange Act, which requires that we must pay the consideration offered or return the Securities tendered promptly after termination or withdrawal of the U.S. Offer) if any of the following events or circumstances have occurred and are continuing (and have not (to the extent legally permissible) been expressly waived by us on or prior to the Expiration Date):

(a)
there shall have been threatened, instituted or pending any action or proceeding by any governmental, judicial, legislative or regulatory authority (in Mexico or in the United States) that affirmed, decreed, issued, promulgated or approved any provision, rule, regulation, judgment or order that would (i) suspend or prohibit the consummation of the Offers, (ii) adversely affect the terms and conditions of the Offers, (iii) impose material limitations on the Offerors’ ability to exercise their rights under the Series B Shares acquired in the Offers, (iv) prohibit, restrict or make unlawful the purchase of the Series B Shares or impose material damages, fines or penalties in connection with the acquisition of the Series B Shares through the Offers or (v) impose or seek to impose additional material conditions on the Offers; and no action or proceeding having been commenced that could result in any of these conditions;

(b)
there shall have occurred any change in the business, property, assets, capitalization, condition (financial or otherwise), operations, licenses, concessions, permits, requests for permits, results of operations, cash flow or prospects of OMA or the Offerors, or their respective subsidiaries or affiliates, that, in our reasonable judgment has or may have a material adverse effect on OMA or the Offerors or their respective subsidiaries or affiliates;

(c)
there shall have occurred (i) any general suspension of trading in, or any total or partial limitation on the availability of trading prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Mexico, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Mexico, (iii) the commencement or escalation of a war, armed hostilities or other international or national calamity, including a public health crisis, directly or indirectly involving the United States or Mexico, including, but not limited to, an act of terrorism, on or after the Commencement Date, (iv) any change in the general political, market, economic or financial conditions in the United States or Mexico that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, of OMA or the Offerors or (v) in the case of any of the foregoing existing at the time of the commencement of the Offers, a material acceleration or worsening thereof;
(d)
there shall have been a decrease of more than 10% in the market price for the Series B Shares, including Series B Shares represented by ADSs, the NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Standard and Poor’s Mexican Stock Exchange index (Indice de Precios y Cotizaciones) measured from the close of trading on May 21, 2021;

(e)
there shall have occurred any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that could reasonably be expected to materially affect, the extension of credit by banks or other lending institutions in the United States or Mexico;

(f)
a tender or exchange offer for any or all of the Series B Shares, including Series B Shares represented by ADSs, has been proposed, announced or made by any person or has been publicly disclosed (in each case other than the Offers);

(g)
either: (i) the Federal Economic Competition Commission (Comisión Federal de Competencia Económica or “COFECE”) has not issued a favorable resolution with regard to the acquisition of the Series B Shares by the Offerors or (ii) the Mexican Ministry of Communication and Transport (Secretaría de Comunicaciones y Transportes or “SCT”) has objected or established conditions with regard to the acquisition by the Offerors of more than 35% of the capital stock of OMA;

(h)
the Financing Condition has not been satisfied;

(i)
the Minimum Tender Condition has not been satisfied; and

(j)
the Mexican Offer has not been completed.

Notwithstanding the foregoing, these conditions may be waived by the Offerors, in whole or in part, at any time and from time to time in their sole discretion, subject to applicable law. In the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Offerors will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the U.S. Offer. See “THE TENDER OFFER —Section 1. Terms of the U.S. Offer and Expiration Date.”
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Expiration Date:   Subject to the exceptions described in this U.S. Offer to Purchase, the U.S. Offer will expire at the Expiration Time on the Expiration Date, as it may be extended by us. Any ADS holder that wishes to tender Series B Shares directly in the U.S. Offer, rather than tender ADSs through the ADS Receiving Agent, must withdraw the Series B Shares it wishes to tender from OMA’s ADS program and tender such Series B Shares prior to the Expiration Date. See “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer — Holders of ADSs.”

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Procedures for Participating in the U.S. Offer:   The procedures for tendering differ depending on whether you hold ADSs representing Series B Shares or you hold Series B Shares directly. You should follow the instructions for tendering of Series B Shares or ADSs, depending on your particular circumstances, set forth under “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer.”

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Withdrawal: Tenders of Securities may be withdrawn at any time prior to the Expiration Date but not thereafter, unless withdrawal rights are required to be reinstated in accordance with applicable law, including in the event your tendered Securities have not been accepted for purchase by July 22, 2021 (the day that is 60 days after the Commencement Date). See “THE TENDER OFFER — Section 4. Withdrawal Rights.”

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Guaranteed Delivery Process.   There will be no guaranteed delivery process available to tender the Securities.

For your convenience, please find additional detail on the U.S. Offer below in a question and answer format, including additional detail on the procedures for tendering your Securities.
Who is making the U.S. Offer?	The Offerors are Aerodrome, SETA, Bagual, Grenadier, Pequod, Harpoon, Expanse, FH and Mr. Martínez. Mr. Martínez owns 100% of the capital stock of FH, which in turn owns 100% of the capital stock of each of Bagual, Grenadier, Pequod, Harpoon and Expanse. As a result of the Transactions, Bagual, Grenadier, Pequod, Harpoon and Expanse, together, directly own 100% of SETA’s capital stock. SETA in turn owns 49,766,000 of OMA’s Series BB Shares, or 100% of the total number of Series BB Shares outstanding, which represent approximately 12.8% of OMA’s outstanding capital stock, and 7,516,377 Series B Shares, which represent approximately 1.9% of OMA’s outstanding capital stock. As a result, the Offerors (other than Aerodrome) may collectively be deemed to beneficially own, directly and indirectly, approximately 14.7% of the outstanding capital stock of OMA, including Series B Shares and Series BB Shares. Pursuant to OMA’s bylaws, SETA (as holder of the Series BB shares) has the right to elect three members of the Board of Directors and to veto certain actions requiring approval of OMA’s shareholders (including the payment of dividends, the amendment of OMA’s bylaws, investment projects and the amendment of SETA’s right to appoint certain members of OMA’s senior management). Additionally, most matters voted on by the Board of Directors require the affirmative vote of the directors appointed by SETA (as holder of the Series BB Shares). See “SPECIAL FACTORS — Background of the Offers” and “— Interests of Certain Persons in the U.S. Offer; Security Ownership; Transactions and Arrangements Concerning the Series B Shares and ADSs” and “THE TENDER OFFER — Section 9. Certain Information about the Offerors.”
What securities are being sought in the U.S. Offer?	Collectively through the U.S. Offer and the Mexican Offer, we are offering to purchase up to 97,527,888 of the outstanding Series B Shares (including Series B Shares represented by ADSs) of OMA. In the U.S. Offer, we are offering to purchase outstanding Series B Shares held by U.S. Persons and outstanding ADSs (whether held or not by U.S.

Persons). Simultaneously with the commencement of the U.S. Offer, the Offerors are offering to purchase outstanding Series B Shares (but not ADSs) under the Mexican Offer. The U.S. Offer and the Mexican Offer are expected to be settled on the same day. Non-U.S. Persons may tender Series B Shares only in the Mexican Offer. ADSs cannot be tendered in the Mexican Offer. The Series BB Shares are not publicly traded and are not the subject of the Offers. For more information, please see “INTRODUCTION.”
What is the purpose of the U.S. Offer?	The Offers are comprised of a U.S. Offer and a Mexican Offer. The Offerors intend to carry out the Offers to increase their participation in OMA at a time when market conditions are appropriate to conduct such Offers. The Offerors have confidence in OMA’s business and the potential for long-term growth, and believe that the proposed Offers are financially attractive for the holders of Securities.
If the Offers are fully subscribed, the Offerors will beneficially own approximately 39.7% of OMA’s outstanding capital stock.
The Mexican Offer is required to be carried out as a public tender offer in Mexico because the Offerors intend to directly and indirectly own more than 30% of the outstanding capital stock of OMA upon the completion of the Mexican Offer. The Offerors are required to carry out the U.S. Offer pursuant to Section 14(d) and Regulation 14D of the Exchange Act. See “SPECIAL FACTORS — Background of the Offers.”
Who can participate in the U.S. Offer? Who may use this U.S. Offer to Purchase?	The U.S. Offer is open to all holders of ADSs (whether or not held by U.S. Persons) and to holders of Series B Shares that are U.S. Persons.
Who can participate in the Mexican Offer?	All holders of Series B Shares (including U.S. Persons) may tender their Series B Shares in the Mexican Offer. The Offerors have been advised that Mexican regulations require that all holders of Series B Shares (including U.S. Persons) must be allowed to participate in the Mexican Offer, and therefore U.S. Persons may not be excluded from the Mexican Offer. Holders of ADSs may not tender in the Mexican Offer. U.S. holders of Series B Shares who wish to participate in the Mexican Offer should carefully consider that they will not be granted the same protections under the Exchange Act.
Why is there a separate Mexican Offer?	OMA is a Mexican corporation. The ADSs and the Series B Shares underlying the ADSs are registered under the Exchange Act and the ADSs are listed on the NASDAQ. OMA’s Series B Shares are listed on the Bolsa Mexicana de Valores, S.A.B. de C.V. (the “BMV”). U.S. and Mexican law both require that tender offers comply with the home country rules and regulations. Because the U.S. and Mexican laws relating to tender offers are different and inconsistent in certain ways, we are making two separate offers. The U.S. Offer will be conducted in accordance with U.S. federal securities laws, including Regulation 14D and Regulation 14E promulgated under the Exchange Act. The Mexican Offer will be conducted in accordance with Mexican securities law and CNBV regulations.
For more information, see “INTRODUCTION.”
What are the principal differences between the U.S. Offer and the Mexican Offer?	The terms and conditions of the U.S. Offer and the Mexican Offer are substantially similar and only differ to the extent required by law or local customary market practice. The principal differences between the Mexican Offer and the U.S. Offer are:
• U.S. holders of Series B Shares who wish to participate in the Mexican Offer will not be granted the same protections under the Exchange Act.
• U.S. holders of Series B Shares tendering in the Mexican Offer will need to collect the proceeds from the Offer Price in peso accounts held in Mexico.
What are the differences in this U.S. Offer applicable to direct holders of Series B Shares, on the one hand, and holders of ADSs, on the other hand?	The terms and conditions of the U.S. Offer are the same for all holders of Series B Shares, including Series B Shares represented by ADSs, in all material respects. However, the procedures for accepting and tendering Securities in the U.S. Offer are not identical for direct holders of Series B Shares, on the one hand, and holders of ADSs, on the other hand.
How much are you offering to pay? What is the form of payment?	The Offer Price for the Series B Shares is Ps.137 (or approximately U.S.$7 based on an exchange rate of Ps.19.86 per U.S.$1.00, the exchange rate between Mexican pesos and U.S. dollars reported by the U.S. Federal Reserve Board on May 14, 2021) and the Offer Price for the ADSs is Ps.1,096 (or approximately U.S.$55 based on an exchange rate of Ps.19.86 per U.S.$1.00, the exchange rate between Mexican pesos and U.S. dollars reported by the U.S. Federal Reserve Board on May 14, 2021), in each case validly tendered and not validly withdrawn. Each ADS represents eight Series B Shares. Upon the terms and conditions of the U.S. Offer, we will pay this purchase price in cash, net of the stock exchange and settlement fee described herein, any applicable brokerage fees or commissions, any applicable currency conversion expenses with respect to the conversion of Mexican pesos to U.S. dollars, any applicable Distributions and applicable withholding taxes upon the terms and subject to the conditions set forth in the U.S. Offer. Holders tendering their ADSs in the U.S. Offer through the ADS Receiving Agent will receive payment in U.S.

dollars. The Offerors do not intend to change the Offer Price.
How will you determine which tendered Securities to purchase?	If not more than 97,527,888 Series B Shares, including Series B Shares represented by ADSs (or such greater number of Series B Shares, including Series B Shares represented by ADSs, as we may elect to purchase, subject to applicable law) are validly tendered in the Offers and not validly withdrawn, we will purchase all Series B Shares, including Series B Shares represented by ADSs, validly tendered in the Offers and not validly withdrawn.
If more than 97,527,888 Series B Shares, including Series B Shares represented by ADSs (or such greater number of Series B Shares, including Series B Shares represented by ADSs, as we may elect to purchase, subject to applicable law) are validly tendered in the Offers and not validly withdrawn, we will accept Series B Shares, including Series B Shares represented by ADSs, for purchase by prorating the tendered Series B Shares, including Series B Shares represented by ADSs. See “THE TENDER OFFER — Section 1. Terms of the U.S. Offer and Expiration Date — Proration”.
How will you prorate Securities if the Offers are oversubscribed?	Subject to adjustment to avoid the purchase of fractional Series B Shares or ADSs, proration for each security holder tendering Securities will be based on the ratio of the number of Series B Shares (including Series B Shares represented by ADSs) validly tendered and not validly withdrawn by that security holder to the total number of Series B Shares (including Series B Shares represented by ADSs) validly tendered and not validly withdrawn by all security holders in the U.S. Offer and the Mexican Offer. Subject to the terms and conditions set forth herein, we will purchase Securities at the applicable Offer Price from all security holders who validly tender such Series B Shares or ADSs and who do not validly withdraw them before the Expiration Date, on a pro rata basis based on the number of Series B Shares (including Series B Shares represented by ADSs) tendered, with appropriate adjustments to avoid purchases of fractional Series B Shares or ADSs, until we have acquired the number of Series B Shares (including Series B Shares represented by ADSs) that we have offered to purchase.
If proration of tendered Series B Shares, including Series B Shares represented by ADSs, is required, we will determine the preliminary proration factor promptly following the Expiration Date. Because of the difficulty in determining the number of Series B Shares, including Series B Shares represented by

ADSs, validly tendered and not validly withdrawn in the Offers, we do not expect that we will be able to announce the final proration factor until at least 4 (four) business days after the Expiration Date, after which time we will announce the final proration factor and final results of any proration by press release. The preliminary results will be announced by press release promptly after the Expiration Date. See “THE TENDER OFFER — Section 1. Terms of the U.S. Offer and Expiration Date — Proration”.
How will payment be made for the Securities I tender?	The Offerors will be deemed to have accepted for payment (and thereby purchased) Series B Shares or ADSs validly tendered in the U.S. Offer and not validly withdrawn when the Offerors give written notice to the ADS Receiving Agent of acceptance for payment of such Series B Shares and ADSs.
The Offer Price for the Series B Shares accepted for payment pursuant to the U.S. Offer will be settled in Mexican pesos and will be paid by the Offerors through Indeval and participants in Indeval. Indeval will arrange for Indeval participants who tendered Series B Shares in the U.S. Offer to receive payment in Mexican pesos for any Series B Shares validly tendered and accepted for payment. Indeval participants, prior to transferring any funds to custodians acting for beneficiaries or beneficiaries holding directly through Indeval participants, may be required to withhold applicable Mexican withholding taxes.
The Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer will be settled in U.S. dollars. This Offer Price will be paid by the Offerors to the ADS Receiving Agent, in Mexican pesos or U.S. dollars at the discretion of the Offerors. If paid in Mexican pesos, the ADS Receiving Agent will arrange for the conversion of the consideration into U.S. dollars, net of fees and expenses for converting Mexican pesos to U.S. dollars. Any conversion into U.S. dollars will be based on the U.S. dollar / Mexican peso spot market rate available to the ADS Receiving Agent on the Payment Date. The ADS Receiving Agent will pay the proceeds, net of fees and expenses for that conversion into U.S. dollars, to the holders of the ADSs validly tendered and accepted for purchase.
For more information on the payment mechanics, see “THE TENDER OFFER — Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs.”
What are the U.S. federal income tax and Mexican tax consequences to a tendering shareholder?	The receipt of cash in exchange for Securities pursuant to the U.S. Offer will generally give rise to gain or loss for U.S. federal and Mexican federal income tax purposes.

Under current Mexican Income Tax Law and regulations, subject to certain exceptions, a 10% withholding tax rate will be applicable on income realized by a Non-resident Holder (as defined herein) from the disposition of the Securities. Generally, the Mexican financial intermediary through which such Non-resident Holder holds its Securities, whether directly or indirectly, will withhold and remit the tax to the Mexican tax authorities.
See “THE TENDER OFFER — Section 6. Certain U.S. Federal Income and Mexican Tax Consequences.”
If I decide not to tender, what will happen to my Securities after the completion of the Offers?	If you do not tender your Securities, or if Securities are returned to you as a result of the proration procedures described herein, you will remain a holder of Series B Shares or ADSs, as applicable. Following completion of the Offers, the number of Series B Shares, including Series B Shares represented by ADSs, remaining in public circulation will decrease and the market for such securities may be reduced.
Will holders have to pay brokerage fees or commissions if they tender their Securities?	If you are the record owner of ADSs on the books of the ADS depositary and you tender your ADSs in the U.S. Offer, you will not have to pay brokerage fees or similar expenses. If you own your Series B Shares or ADSs through a broker or other nominee, and your broker tenders your Series B Shares or ADSs on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. For more information, see “INTRODUCTION.”
Do you have the financial resources to pay for the Securities?	No, we intend to obtain financing to fund the Offers. The Offers are subject to the successful consummation by the Offerors prior to the Expiration Date of a financing transaction yielding net proceeds to the Offerors sufficient to fund the aggregate cash consideration to be paid in the Offers. See “THE TENDER OFFER — Section 5. Source and Amount of Funds; Certain Requirements Regarding Offer Price”, “— Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs” and “— Section 13. Conditions of the U.S. Offer”.
Is your financial condition relevant to my decision whether to tender in this U.S. Offer?	Certain selected financial information of SETA and Mr. Martínez is included in “THE TENDER OFFER — Section 9. Certain Information About the Offerors,” in line with information included in the offer document for the Mexican Offer. Aerodrome was incorporated on January 14, 2021 and has not prepared any financial statements given its recent incorporation. FH does not produce financial statements. Bagual, Grenadier, Pequod, Harpoon and Expanse prepare annual financial statements solely in response to Luxembourg tax regulatory requirements. The Offerors believe that financial statements for these entities are not relevant because these entities are simply intermediate holding companies between Aerodrome and Mr. Martinez, the ultimate beneficial owner of Aerodrome, and they have no obligation to provide financial support to Aerodrome or to fund or guaranty the payment of the Offer Price for the Securities accepted in the Offers.
Mr. Martínez’s net worth is provided solely for purposes of compliance with SEC forms and regulations concerning disclosure of the financial condition of an offeror in a partial third-party tender offer that is subject to financing. The Offerors believe that holders of the Securities should not rely on Mr. Martínez’s net worth in connection with their consideration of the Offers because Mr. Martínez has not guaranteed the payment of the Offer Price for the Securities accepted in the Offers and does not intend to contribute funding or provide other financial support for the Offers.
Are there any conditions to the U.S. Offer?	The U.S. Offer will be subject to the satisfaction of the Conditions as described in “THE TENDER OFFER — Section 13. Conditions of the U.S. Offer,” including the satisfaction of a Minimum Tender Condition and a Financing Condition.
Are there any conditions to the Mexican Offer?	The Mexican Offer is subject to substantially the same Conditions as the U.S. Offer.
How long do I have to decide whether to participate in the U.S. Offer?	You may tender your Securities in the U.S. Offer from the Commencement Date through the Expiration Time on the Expiration Date, unless the U.S. Offer is extended, in which case you will have until the new Expiration Date to tender your Securities. Please be aware that if your Securities are held by a broker, bank or other custodian, they may require advance notification before the Expiration Time on the Expiration Date. See “THE TENDER OFFER — Section 1. Terms of the U.S. Offer and Expiration Date” and “— Section 3. Procedures for Participating in the U.S. Offer.”
Can the U.S. Offer be extended and under what circumstances?	Under U.S. law, we may extend the U.S. Offer at any time, in our sole discretion, by giving oral or written notice of such extension to the Securities holders and by making a public announcement of such extension. If we make a material change in the terms of the U.S. Offer or the information concerning the U.S. Offer or if we waive a material Condition of the U.S. Offer, we will also have to disseminate additional tender offer materials and extend the U.S. Offer if and to the extent required by

Rules 14d-4(c), 14d-6(c) and 14(e)-1 under the Exchange Act or otherwise.
Under Mexican law, the initial term of the Mexican Offer may be extended by a period of at least 5 (five) business days if there are certain modifications to the terms and conditions of the offer. We will also extend the U.S. Offer to the extent Aerodrome extends the Mexican Offer if such extension is required by Mexican tender offer regulations or for any other reason.
The Offerors do not intend to provide any subsequent offering periods under the U.S. Offer.
See “THE TENDER OFFER — Section 1. Terms of the U.S. Offer and Expiration Date” and “— Section 3. Procedures for Participating in the U.S. Offer.”
How will you notify holders if you extend the U.S. Offer?	If we extend the U.S. Offer, we will announce such extension by giving written notice to the ADS Receiving Agent followed as promptly as practicable by a public announcement thereof (which, in any event, will be made no later than 9:00 a.m., New York City time, on the first business day after the scheduled Expiration Date). During any extension, all Securities previously tendered in the U.S. Offer and not withdrawn will continue to be deemed tendered in the U.S. Offer, subject to the rights of a tendering holder to withdraw its Securities in accordance with the terms of this U.S. Offer to Purchase. Any notice regarding the extension of the Mexican Offer will be given in accordance with CNBV regulations. For more information regarding extensions of the U.S. Offer, see “THE TENDER OFFER — Section 1. Terms of the U.S. Offer and Expiration Date.”
What happens if I hold ADSs and I want to participate in the U.S. Offer or the Mexican Offer by tendering Series B Shares?	Holders of ADSs cannot tender ADSs in the Mexican Offer. If you hold ADSs and you wish to participate in the U.S. Offer or the Mexican Offer by tendering Series B Shares, you should contact JPMorgan Chase Bank N.A. (the “ADS Depositary”), the depositary for the ADSs, at 383 Madison Avenue, Floor 11, New York, New York, 10179, telephone number (800) 990-1135, email address DR_Global_CSM@jpmorgan.com to convert your ADSs into Series B Shares, which may be then tendered directly in the U.S. Offer or the Mexican Offer. If you hold ADSs and you wish to participate in the U.S. Offer or the Mexican Offer by tendering Series B Shares, you should allow sufficient time to complete all required steps to convert your ADSs into Series B Shares prior to the Expiration Date. See “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer.”

I hold ADRs representing OMA’s ADSs. How do I participate in the U.S. Offer?	If you hold ADRs and wish to tender them in the U.S. Offer, you should complete and sign the Letter of Transmittal and send it, together with your ADRs and any other required documents, to the ADS Receiving Agent at the address set forth on the back cover of this U.S. Offer to Purchase before the Expiration Time on the Expiration Date. The Letter of Transmittal is enclosed with this U.S. Offer to Purchase and is also available from the U.S. Information Agent at its address and telephone number set forth on the back cover of this U.S. Offer to Purchase. Do NOT send your ADRs to the Offerors, OMA, the U.S. Information Agent or the ADS Depositary. See “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer.”
I am a U.S. Person and I hold Series B Shares of OMA. How do I participate in the U.S. Offer?	If you are a U.S. Person that holds Series B Shares and wish to participate in the U.S. Offer and your Series B Shares are held through a participant in Indeval, you should follow the instructions set forth in this U.S. Offer to Purchase. Any holder of Series B Shares whose Series B Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder wishes to tender such Series B Shares. Holders of Series B Shares participating in the U.S. Offer must cause the applicable participant in Indeval (which may be a Mexican subcostudian) through which they hold their Series B Shares to complete, sign and submit an Acceptance Letter and to transfer through the Indeval system the applicable Series B Shares to the Series B Receiving Agent in order for their Series B Shares to be validly tendered in the U.S. Offer. See “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer.”
I hold OMA’s ADSs in book-entry form. How do I participate in the U.S. Offer?	If you hold ADSs in book-entry form, instruct your broker or custodian to arrange, before the Expiration Time on the Expiration Date, for the book-entry transfer of your ADSs into the ADS Receiving Agent’s account at DTC and to deliver an agent’s message to the ADS Receiving Agent via DTC’s confirmation system confirming that you have received and agree to be bound by the terms of the U.S. Offer including the Letter of Transmittal. See “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer.”
Can I withdraw previously tendered Series B Shares and ADSs?	To be effective, a Form of Withdrawal (in the case of Series B Shares) or a written or facsimile transmission notice of withdrawal (in the case of ADSs) must be timely received by the ADS Receiving Agent at its address set forth on the back cover of this U.S. Offer to Purchase and must specify the name of the person who tendered the Securities to be withdrawn and the number of Securities to be withdrawn and the name of the registered holder of Securities, if different from that of the person who tendered such Securities. For more information regarding withdrawal of Securities tendered from the U.S. Offer, see “THE TENDER OFFER — Section 4. Withdrawal Rights.”
Will I receive any Distributions with respect to the Securities tendered?	Upon consummation of the U.S. Offer, the Offerors will acquire the Series B Shares, including Series B Shares represented by ADSs, together with all economic and voting rights, including rights to Distributions declared on or after the Commencement Date. If on or after the Commencement Date, OMA should declare or pay any Distributions on the Series B Shares, including Series B Shares represented by ADSs, that are payable or distributable to stockholders of record on OMA’s stock transfer records of Series B Shares (in the case of Series B Shares) and on the transfer records of the ADSs Depositary (in the case of ADSs) on a date prior to the transfer of the tendered Securities, in each case that are purchased pursuant to the U.S. Offer, then (i) the Offer Price payable by the Offerors per Security in the U.S. Offer will be reduced to the extent such Distributions are payable in cash and (ii) any non-cash Distributions received and held by a tendering holder shall be required to be promptly remitted and transferred to the ADS Receiving Agent for the account of the Offerors accompanied by appropriate documents of transfer. Pending such remittance, the Offerors will be entitled to all rights and privileges, as owner of any such non-cash Distributions and may withhold the entire Offer Price or deduct from the Offer Price the amount or value thereof, as determined by Offerors in their sole discretion. See “THE TENDER OFFER — Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs.”
What does the Board of Directors of OMA think of the Offers?	Within 10 (ten) business days after the day the U.S. Offer is commenced, OMA is required by the Exchange Act to file with the SEC and distribute to holders of Series B Shares, including Series B Shares represented by ADSs, that are U.S. residents a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 containing a statement of OMA’s Board’s position with respect to the U.S. Offer.
Under Mexican law, within 10 (ten) days of the launch of the Mexican Offer OMA is required to file a statement of OMA’s Board’s position with respect to the Mexican Offer, and directors and the chief executive officer of OMA must disclose whether they intend to participate in the Offers.
To the best of the Offerors’ knowledge, none of the executive officers, directors or affiliates of OMA (other than the Offerors) has made any recommendation with respect to the U.S. Offer in its individual capacity or intends to tender or sell Series B Shares owned in its individual capacity. For more information, see “INTRODUCTION.”
Are there appraisal rights with respect to the U.S. Offer?	No, there are no appraisal or similar rights available in connection with the U.S. Offer.
What are your plans for OMA following the Offers?	We plan to continue operating OMA as a going concern for the foreseeable future. We expect to continue reviewing OMA and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable following the completion of the Offers. We presently anticipate that OMA will continue as a public company and will maintain its listings on the NASDAQ and BMV following our consummation of the Offers. In addition, we continuously evaluate potential synergistic transactions that we think will create value for all of OMA’s stakeholders and improve the quality and value of the services that OMA provides to its customers, including aeronautical services. We have from time to time met, and will continue to meet, with potential counterparties to such transactions, although to date none of the discussions have resulted in definitive agreements, plans or proposals that might result in any Extraordinary Transaction (as defined below). For more information, see “— SPECIAL FACTORS — Purpose of and Reasons for the U.S. Offer; Plans for OMA Following the U.S. Offer.”
How will consummation of the U.S. Offer affect untendered Series B Shares and ADSs? Will OMA be delisted or deregistered in the U.S. and in Mexico following the completion of the Offers?	If you do not tender your Series B Shares, including Series B Shares represented by ADSs, or if Series B Shares, including Series B Shares represented by ADSs, are returned to you as a result of the proration procedures described herein, you will remain a holder of Series B Shares or ADSs, as applicable. We presently anticipate that OMA will continue as a public company and will maintain its listings on the NASDAQ and BMV following our consummation of the Offers. Depending upon the number of Securities purchased in the Offers, the Offers may adversely affect the liquidity and market value of any Securities held by public shareholders after the Offers are completed. See “SPECIAL FACTORS — Certain Effects of the U.S. Offer.”
What are the weighted average trading prices of the Series B Shares and ADSs for the 60 days prior to the last trading day before the announcement of the Mexican Offer?	The weighted average trading prices for the 60 days prior to (and excluding) May 21, 2021, the last trading day before the Commencement Date, were Ps.132.13 per Series B Share and U.S.$52.20 per

ADS (or Ps.1,036.68 per ADS).

Does the Offer Price represent a premium over the weighted average trading prices of the Series B Shares and ADSs for the 60 days prior to the last trading day before the announcement of the Mexican Offer?
Yes, the Offer Price represents a premium of approximately 3.7% for the Series B Shares and approximately 5.7% for the ADSs over the weighted average trading prices for the 60 days prior to (and excluding) May 21, 2021, the last trading day before the Commencement Date, using the exchange rate between Mexican pesos and U.S. dollars reported by the U.S. Federal Reserve Board on May 14, 2021 of Ps.19.86 per U.S.$1.00.
Who may a holder contact with questions about the U.S. Offer?	You may contact the following U.S. Information Agent for information regarding this U.S. Offer to Purchase or the U.S. Offer:

The U.S. Information Agent
for the U.S. Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Bankers and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 488-8035
Email: OMA@dfking.com

If you are an ADS holder and have questions about how to participate in the U.S. Offer through the ADS Receiving Agent, you should contact the U.S. Information Agent above.

To U.S. Holders of Series B Shares and all Holders of ADSs:
INTRODUCTION
Collectively through the U.S. Offer and the Mexican Offer, we are offering to purchase up to 97,527,888 of the outstanding Series B Shares (including Series B Shares represented by ADSs) of OMA. In the U.S. Offer, we are offering to purchase outstanding Series B Shares held by U.S. Persons and outstanding ADSs (whether held or not by U.S. Persons) in cash at a price of Ps.137 per Series B Share and a price of Ps.1,096 per ADS, net of the stock exchange and settlement fee described herein, any applicable brokerage fees or commissions, any applicable currency conversion expenses with respect to the conversion of Mexican pesos to U.S. dollars, any applicable Distributions and applicable withholding taxes upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and the related documents. The U.S. Offer is being made in conjunction an offer by Aerodrome in Mexico of Series B Shares (but not ADSs). Non-U.S. Persons will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Offer. The price offered in the Mexican Offer is the same on a per Series B Share basis as the Offer Price in the U.S. Offer, payable in Mexican pesos. The Offerors do not intend to change the Offer Price, and, while the Offers are open, will not purchase or make any arrangements to purchase Series B Shares, including Series B Shares represented by ADSs, other than pursuant to the Offers.
All Securities acquired in the Offers will be acquired at the applicable the Offer Price. However, because of the proration described in this U.S. Offer to Purchase, fewer than all of the Securities tendered at or below the Offer Price may be purchased if more than the number of Securities that the Offerors seek are validly tendered and not validly withdrawn. Securities tendered but not purchased in the Offers will be returned to the tendering security holders in the same form tendered at the Offerors’ expense promptly after the Expiration Date, expected to be no later than six (6) business days after the Expiration Date.
We expressly reserve the right, in our sole discretion, to change the Offer Price and to increase or decrease the aggregate number of Series B Shares (including Series B Shares represented by ADSs) sought in the Offers, subject to applicable law, including requirements with respect to disclosure and any required extensions of the Expiration Date. If the Offerors make any change in the price, in Mexican pesos, offered per Series B Share in the Mexican Offer, then the Offerors will also make the same change in the price, in Mexican pesos, offered per Series B Share (including Series B Shares represented by ADSs) in the U.S. Offer, and this U.S. Offer to Purchase will be amended to reflect such change.
The U.S. Offer will expire at the Expiration Time on the Expiration Date, unless we extend the U.S. Offer.
The U.S. Offer is conditioned upon, among other things, there being validly tendered in the Offers and not validly withdrawn prior to the Expiration Date such number of Series B Shares, including Series B Shares represented by ADSs, that would represent at least 19,505,578 Series B Shares, including Series B Shares represented by ADSs. The U.S. Offer is subject to other Conditions (as defined below).
Holders tendering in the U.S. Offer will have withdrawal rights until the Expiration Date but not thereafter, unless withdrawal rights are required to be reinstated in accordance with applicable law, including in the event your tendered Securities have not been accepted for purchase by July 22, 2021 (the day that is 60 days after the Commencement Date). See “THE TENDER OFFER — Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs”, “— Section 4. Withdrawal Rights” and “— Section 13. Conditions of the U.S. Offer.”
Subject to the terms described herein, unless the U.S. Offer is extended, to tender Series B Shares or ADSs in the U.S. Offer a holder must tender their Series B Shares, including Series B Shares represented by ADSs, no later than the Expiration Time on the Expiration Date, as it may be extended by us.
If you are the record owner of ADSs on the books of the ADS Depositary and you tender your ADSs in the U.S. Offer, you will not have to pay brokerage fees or similar expenses. If you own your Series B Shares or ADSs through a broker or other nominee, and your broker tenders your Series B Shares or ADSs on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. For more information, see “THE TENDER OFFER — Section 11. Fees and Expenses.”
Pursuant to regulations of the Mexican National Banking and Securities Commission, or Comisión Nacional Bancaria y de Valores (the “CNBV”), OMA’s board of directors is required to provide public holders with its opinion regarding the Offer Price. Such opinion must be presented no later than 10 (ten) business days following the Commencement Date.
Under U.S. law, within 10 (ten) business days after the day the U.S. Offer is commenced, OMA is required by the Exchange Act to file with the SEC (as defined below) and distribute to holders of Series B Shares, including Series B Shares represented by ADSs, that are U.S. residents a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 containing additional information regarding OMA’s Board of Directors’ determination as to whether it is in favor of the U.S. Offer and whether it recommends that holders tender their Series B Shares in the U.S. Offer. A copy of the Schedule 14D-9 will be furnished to all holders of ADSs and U.S. resident holders of Series B Shares by OMA. Holders of Securities are urged to read these documents carefully when they become available and as they may be amended from time to time, before making any decision with respect to the U.S. Offer.
We have requested from the SEC certain exemptions from its otherwise applicable rules and no-action relief to allow this offer to proceed in the manner described in this U.S. Offer to Purchase. In particular, we have requested relief from the provisions of Rule 14d-10(a)(1) and 14e-5 under the Exchange Act, and confirmation that the SEC will not recommend enforcement action with respect to Rule 14e-1(c) under the Exchange Act. See “THE TENDER OFFER — Section 10. Certain Legal and Regulatory Matters —  Exemptive Relief from Certain U.S. Offer Requirements.
Certain amounts and percentages presented in this U.S. Offer to Purchase have been subject to rounding adjustments and, accordingly, certain totals presented may not correspond to the arithmetic sum of the amounts or percentages that precede them.
This U.S. Offer to Purchase and its related documents contain important information that you should read carefully and in their entirety before making any decision in connection with the U.S. Offer.
SPECIAL FACTORS
Background of the Offers
On June 10, 2020, each of Grenadier, Pequod, Harpoon and Expanse entered into a Stock Purchase Agreement with ICA Tenedora, S.A. de C.V. (“ICATEN”) and in the case of Bagual, a Stock Purchase Agreement with each of ICATEN and ICA Infraestructura, S.A. de. C.V. (a subsidiary of ICATEN), to purchase collectively 100% of the capital stock of SETA (the “Transactions”). The Transactions closed on June 12, 2020.
Mr. Martínez is the sole shareholder of FH, which owns 100% of the capital stock of each of Bagual, Grenadier, Pequod, Harpoon and Expanse. As a result of the Transactions, Bagual, Grenadier, Pequod, Harpoon and Expanse, together, directly own 100% of SETA’s capital stock. SETA in turn owns 49,766,000 of OMA’s Series BB Shares, or 100% of the total number of Series BB Shares outstanding, which represent approximately 12.8% of OMA’s outstanding capital stock, and 7,516,377 Series B Shares, which represent approximately 1.9% of OMA’s outstanding capital stock. As a result, the Offerors (other than Aerodrome) may collectively be deemed to beneficially own, directly and indirectly, approximately 14.7% of the outstanding capital stock of OMA, including Series B Shares and Series BB Shares. Pursuant to OMA’s bylaws, SETA (as holder of the Series BB shares) has the right to elect three members of the Board of Directors and to veto certain actions requiring approval of OMA’s shareholders (including the payment of dividends, the amendment of OMA’s bylaws, investment projects and the amendment of SETA’s right to appoint certain members of OMA’s senior management). Additionally, most matters voted on by the Board of Directors require the affirmative vote of the directors appointed by SETA (as holder of the Series BB Shares).
For more information on the Transactions, see “— Past Contacts, Transactions, Negotiations and Agreements with OMA.”

Pursuant the Mexican Securities Market Law, any intended acquisition by an individual or group of persons of a public company’s shares that results in the buyer owning, directly or indirectly, 30% or more of the outstanding shares of an issuer, through or outside any stock exchange, through one or more transactions of any nature, concurrent or successive, must carry out such acquisition through a public tender offer in accordance with applicable provisions of the Mexican Securities Market Law. If, as a result of the Offers, 97,527,888 Series B Shares, which would represent approximately 24.9% of OMA’s outstanding capital stock, are validly tendered and not validly withdrawn, the Offerors may collectively be deemed to beneficially own approximately 39.7% of OMA’s outstanding capital stock. Consequently, in accordance with the Mexican Securities Market Law and the applicable CNBV regulations, Aerodrome is required to conduct the Mexican Offer as a public tender offer.
On the Commencement Date, the Offerors announced their intention to commence a tender offer for the Series B Shares, including Series B Shares represented by ADSs. The Offerors also announced that the price for the proposed tender offer would be Ps.137 per Series B Share and a price of Ps.1,096 per ADS, net of the stock exchange and settlement fee described herein, any applicable brokerage fees or commissions, any applicable currency conversion expenses with respect to the conversion of Mexican pesos to U.S. dollars, any applicable Distributions and applicable withholding taxes upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and the related documents.
The Offerors expressly reserve the right to cancel the Offers depending on certain conditions that must be satisfied or waived by us, on or prior to the Expiration Date. See “THE TENDER OFFER — Section 13. Conditions of the U.S. Offer.”
Purpose of and Reasons for the U.S. Offer; Plans for OMA Following the U.S. Offer
Purpose of and Reasons for the Offers
The Offers are comprised of a U.S. Offer and a Mexican Offer. The Offerors intend to carry out the Offers to increase their participation in OMA at a time when market conditions are appropriate to conduct such Offers. The Offerors have confidence in OMA’s business and the potential for long-term growth, and believe that the proposed Offers are financially attractive for the holders of Securities.
If the Offers are fully subscribed, the Offerors will beneficially own approximately 39.7% of OMA’s outstanding capital stock. The Mexican Offer is required to be carried out as a public tender offer in Mexico because the Offerors intend to directly and indirectly own more than 30% of the outstanding capital stock of OMA upon the completion of the Mexican Offer. The Offerors are required to carry out the U.S. Offer pursuant to Section 14(d) and Regulation 14D of the Exchange Act.
Plans for OMA Following the Offers
We plan to continue operating OMA as a going concern for the foreseeable future. We expect to continue reviewing OMA and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes, if any, would be desirable following the completion of the Offers. We presently anticipate that OMA will continue as a public company and will maintain its listings on the NASDAQ and BMV following our consummation of the Offers. In addition, we continuously evaluate potential synergistic transactions that we think will create value for all of OMA’s stakeholders and improve the quality and value of the services that OMA provides to its customers, including aeronautical services. We have from time to time met, and will continue to meet, with potential counterparties to such transactions, although to date none of the discussions have resulted in definitive agreements, plans or proposals that might result in any extraordinary transaction (each an “Extraordinary Transaction”), such as a merger, reorganization or liquidation, a purchase, sale or transfer of a material amount of OMA’s assets, a material change in the present dividend rate or policy, or indebtedness or capitalization of OMA, a change in the present board of directors of OMA, other material change in OMA’s corporate structure or business, a transaction that would result in the Series B Shares or ADSs to be delisted from the Mexican Stock Exchange or NASDAQ, respectively, or to cease to be authorized to be quoted in an automated quotations system operated by the Mexican Stock Exchange or NASDAQ, respectively, a transaction that would result in the Series B Shares or ADSs becoming eligible for termination of registration under section 12(g)(4) of the Exchange Act, the acquisition of disposition of Series B Shares or ADS, or any changes in OMA’s bylaws or other actions that could impede the acquisition of control of OMA. Potential counterparties to such transactions may include global airports and infrastructure operators and investors. Any transaction entered into would be subject to agreement on valuation and other terms of the transaction, as well as relevant regulatory and government approvals, including approval of antitrust authorities. The Offerors do not plan to participate in discussions, and will not authorize (to the extent of its powers as an indirect shareholder) OMA to participate in discussions, related to such material transactions while the Offers are outstanding. If you sell your Securities to us pursuant to the Offers, you would not be able to participate in any future transactions that OMA undertakes; however, we cannot assure you that OMA will undertake any future transactions or, if OMA does undertake a transaction, it would be accretive to OMA.
We expressly reserve the right to make any changes that we may deem necessary or appropriate in light of our review or in light of future developments. In addition, we regularly review strategic opportunities in the aeronautical industry and may pursue such opportunities when appropriate.
Intention With Respect to Tendered Series B Shares and ADSs
We presently anticipate that following the consummation of the Offers, OMA will continue as a public company, will maintain registration of the Securities under the Exchange Act, including compliance with all reporting obligations required thereunder and will maintain its listings on the NASDAQ and BMV.
We currently intend to retain all of our Securities, including those tendered pursuant to the Offers, but may in the future consider transfers or sales to related companies or other third parties.
Certain Effects of the Offers
Holders who sell their Securities in the Offers will cease to have any equity interest in OMA or any right to participate in its earnings and future growth. After selling their Securities in the Offers, such holders also will not bear the risk of any decrease in the value of OMA.
If you do not tender your Series B Shares, including Series B Shares represented by ADSs, or if Series B Shares, including Series B Shares represented by ADSs, are returned to you as a result of the proration procedures described herein, you will remain a holder of Series B Shares or ADSs, as applicable. Currently, we estimate that there are 332,829,179 Series B Shares, including Series B Shares represented by ADSs, (representing 85.3% of the total outstanding capital stock of OMA) in public circulation. After the completion of the Offers, the number of Securities remaining in public circulation will decrease, and the market for such Securities may be reduced.
The Offerors’ indirect and direct economic interest in Series B Shares and Series BB Shares through SETA may be deemed to represent a 14.7% interest in the net book value and a 14.7% interest in the net income of OMA, or the equivalent of approximately Ps.1,589,682 million in net book value and Ps.159,868 million in net income, respectively, for the year ended December 31, 2020. If 97,527,888 Series B Shares, including Series B Shares represented by ADSs, not owned by us or our affiliates tender their Series B Shares, including Series B Shares represented by ADS, into the Offers, we may be deemed to have an economic interest in 39.7% of OMA’s capital stock, and our interest in OMA’s net book value and net income will increase to 39.7%, or the equivalent of approximately Ps.4,296,243 million in net book value and Ps.432,056 million in net income for the year ended December 31, 2020.
We presently anticipate that OMA will continue as a public company and will maintain its listings on the NASDAQ and BMV following our consummation of the Offers. Neither the Offerors nor their affiliates are seeking to deregister or de-list the Series B Shares or the ADSs from any stock exchange on which the Series B Shares or the ADSs are listed. Depending upon the number of Securities purchased in the Offers, the Offers will likely adversely affect the liquidity and market value of the Series B Shares and/or the ADSs after the Offers are completed.
We believe that the accounting treatment of the U.S. Offer is not material to the decision of holders of Securities whether to tender their Securities into the U.S. Offer. The purchase of Securities by the Offerors in the Offers will have no effect on the financial statements of OMA.

U.S. Federal Income Tax Consequences
The receipt of cash in exchange for Securities pursuant to the Offers by U.S. holders (as defined in “THE TENDER OFFER — Section 6. Certain U.S. Federal Income and Mexican Tax Consequences”) will generally give rise to taxable gain or loss for U.S. federal income tax purposes. See “THE TENDER OFFER — Section 6. Certain U.S. Federal Income and Mexican Tax Consequences.”
Mexican Tax Consequences
Under current Mexican Income Tax Law and regulations, subject to certain exceptions, a 10% withholding tax rate will be applicable on income realized by a Non-resident Holder from the disposition of the Securities. Generally, the Mexican financial intermediary through which such Non-resident Holder holds its Securities, whether directly or indirectly, will withhold and remit the tax to the Mexican tax authorities. See “THE TENDER OFFER — Section 6. Certain U.S. Federal Income and Mexican Tax Consequences.”
Margin Regulations
The ADSs and the Series B Shares are currently “margin securities” under Regulation T of the Board of Governors of the Federal Reserve System. This classification has the effect, among other things, of allowing U.S. registered broker-dealers to extend credit using those securities as collateral.
Certain Rights of Shareholders Following the Offers
No Appraisal Rights
Holders will not have appraisal or similar rights in connection with the Offers. No provision has been made to grant unaffiliated shareholders access to the corporate files of OMA or to obtain counsel or appraisal services at the expense of the Offerors in relation to the Offers.
Opinion of OMA’s Board of Directors Regarding the Offer Price
OMA is a Mexican company, and Mexican law and regulations govern the duties and obligations of OMA’s Board of Directors.
Pursuant to applicable CNBV rules, OMA’s Board of Directors is required to provide public holders with its opinion regarding the Offer Price. Such opinion must be presented no later than 10 (ten) business days following the Commencement Date. Under U.S. law, within 10 (ten) business days after the Commencement Date, OMA is required by the Exchange Act to file with the SEC and distribute to holders of Securities that are U.S. residents a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 containing a statement of the position of the Board of Directors of OMA with respect to the U.S. Offer. A copy of the Schedule 14D-9 will be furnished to holders of Securities by OMA. Holders of Securities are urged to read these documents carefully when they become available and as they may be amended from time to time, before making any decision with respect to the Offers.
Interests of Certain Persons in the U.S. Offer; Security Ownership; Transactions and Arrangements Concerning the Series B Shares and ADSs
Ownership of Series B Shares and Series BB Shares of OMA and Intent to Tender
Mr. Martínez is the sole shareholder of FH, which owns 100% of the capital stock of each of Bagual, Grenadier, Pequod, Harpoon and Expanse. As a result of the Transactions, Bagual, Grenadier, Pequod, Harpoon and Expanse, together, directly own 100% of SETA’s capital stock. SETA in turn owns 49,766,000 of OMA’s Series BB Shares, or 100% of the total number of Series BB Shares outstanding, which represent approximately 12.8% of OMA’s outstanding capital stock, and 7,516,377 Series B Shares, which represent approximately 1.9% of OMA’s outstanding capital stock. As a result, the Offerors may collectively be deemed to beneficially own, directly and indirectly, approximately 14.7% of the outstanding capital stock of OMA, including Series B Shares and Series BB Shares.

Under Mexican law, directors and the chief executive officer of OMA must disclose whether they intend to participate in the Offers within 10 (ten) days of the launch of an offer. To the best of our knowledge, none of the executive officers, directors or affiliates of any of the Offerors has made any recommendation with respect to the U.S. Offer in its individual capacity or intends to tender or sell Securities owned in its individual capacity.
Transactions in Series B Shares of OMA by Certain Persons
The Offerors have not directly purchased any Series B Shares or ADSs since June 12, 2020, the closing date of the Transactions. To the best of our knowledge, there have been no transactions involving Series B Shares or ADSs effected by OMA or by any pension, profit-sharing or similar plan of OMA during the past 60 days.
Past Contacts, Transactions, Negotiations and Agreements with OMA
Purchase of SETA
On June 10, 2020, each of Grenadier, Pequod, Harpoon and Expanse entered into a Stock Purchase Agreement with ICATEN and in the case of Bagual, a Stock Purchase Agreement with each of ICATEN and ICA Infraestructura, S.A. de. C.V. (a subsidiary of ICATEN), to purchase collectively 100% of the capital stock of SETA. The Transactions closed on June 12, 2020.
Mr. Martínez is the sole shareholder of FH, which owns 100% of the capital stock of each of Bagual, Grenadier, Pequod, Harpoon and Expanse. As a result of the Transactions, Bagual, Grenadier, Pequod, Harpoon and Expanse, together, directly own 100% of SETA’s capital stock. SETA in turn owns 49,766,000 of OMA’s Series BB Shares, or 100% of the total number of Series BB Shares outstanding, which represent approximately 12.8% of OMA’s outstanding capital stock, and 7,516,377 Series B Shares, which represent approximately 1.9% of OMA’s outstanding capital stock. As a result, the Offerors (other than Aerodrome) may collectively be deemed to beneficially own, directly and indirectly, approximately 14.7% of the outstanding capital stock of OMA, including Series B Shares and Series BB Shares.
SETA Technical Assistance Agreement
SETA provides management and consulting services to OMA under a technical assistance agreement (the “Technical Assistance Agreement”), entered into in connection with SETA’s purchase of the Series BB shares. Under the Technical Assistance Agreement, SETA provides management and consulting services and transfers industry expertise and technology to OMA in exchange for a fee which in 2020 amounted to Ps.81,164 (U.S.$3,778 thousand). The agreement provides OMA an exclusive license in Mexico to use all technical assistance and expertise transferred to OMA by SETA or its shareholders during the term of the agreement.
The Technical Assistance Agreement had an initial term of 15 years beginning June 14, 2000. On May 13, 2015, the Technical Assistance Agreement was extended through December 31, 2020. On December 14, 2020, the Technical Assistance Agreement was extended again through December 31, 2021. The Technical Assistance Agreement will be automatically extended for successive one year periods, unless any party thereto elects otherwise, so long as SETA holds directly or indirectly Series BB Shares that represent at least 7.65% of OMA’s capital stock. A decision by OMA not to renew the Technical Assistance Agreement is subject to the approval of the holders of a majority of the Series B Shares that are not owned by SETA or any of its affiliates.

THE TENDER OFFER
1. Terms of the U.S. Offer and Expiration Date.
General
Upon the terms and subject to the Conditions set forth in this U.S. Offer to Purchase (including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment), the Offerors will accept for payment and pay for Series B Shares, including Series B Shares represented by ADSs, that are validly tendered on or prior to the Expiration Time on the Expiration Date, and not withdrawn, in an amount not to exceed 97,527,888 Series B Shares, including Series B Shares represented by ADSs, taken together with Series B Shares accepted for payment in the Mexican Offer.
Subject to the exceptions described herein, unless the U.S. Offer is extended, to tender Securities in the U.S. Offer, a holder must tender such Securities prior to the Expiration Time on the Expiration Date. Holders of Securities who have tendered their Securities will be entitled to withdraw from the U.S. Offer up until the Expiration Time on the Expiration Date but not thereafter, unless withdrawal rights are required to be reinstated in accordance with applicable law, including in the event your tendered Securities have not been accepted for purchase by July 22, 2021 (the day that is 60 days after the Commencement Date).
ADS holders may tender their ADSs through American Stock Transfer & Trust Company, LLC (the “ADS Receiving Agent”) in accordance with the instructions set forth below under “— Section 3. Procedures for Participating in the U.S. Offer” and in the accompanying Letter of Transmittal. The ADS Receiving Agent will pay the Offer Price to holders of ADSs whose ADSs have been accepted in the U.S. Offer as described in “— Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs.” As an alternative to participating in the U.S. Offer through the ADS Receiving Agent, an ADS holder may also surrender its ADSs to the ADS Depositary, withdraw the Series B Shares underlying the ADSs from the ADS program and tender Series B Shares directly in the U.S. Offer as a holder of Series B Shares, in which case holders need to allow sufficient time to complete all required steps described in this U.S. Offer to Purchase and the Letter of Transmittal before the Expiration Time on the Expiration Date.
If you are a U.S. Person that holds Series B Shares and wish to participate in the U.S. Offer and your Series B Shares are held through a participant in Indeval, you should follow the instructions set forth below under “— Section 3. Procedures for Participating in the U.S. Offer” and in the accompanying Acceptance Letter. Any holder of Series B Shares whose Series B Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder wishes to tender such Series B Shares. Holders of Series B Shares participating in the U.S. Offer must cause the applicable participant in Indeval (which may be a Mexican subcustodian) through which they hold their Series B Shares to complete, sign and submit an Acceptance Letter and to transfer through the Indeval system the applicable Series B Shares to the Series B Receiving Agent in order for their Series B Shares to be validly tendered in the U.S. Offer.
We will pay the Offer Price for all Securities properly and timely tendered and not validly withdrawn. As promptly as practicable after receipt of that payment, the ADS Receiving Agent will distribute the U.S. dollars to the U.S. holders of ADSs representing Series B Shares accepted for purchase in the U.S. Offer. The price offered for Series B Shares in the U.S. Offer will be payable in Mexican pesos. See “— Section 2. Acceptance for Payment and Payment for Series B Shares and ADSs.”
Proration
If not more than 97,527,888 Series B Shares, including Series B Shares represented by ADSs (or such greater number of Series B Shares, including Series B Shares represented by ADSs, as we may elect to purchase, subject to applicable law) are validly tendered in the Offers and not validly withdrawn, we will purchase all Series B Shares, including Series B Shares represented by ADSs, validly tendered in the Offers and not validly withdrawn.
If more than 97,527,888 Series B Shares, including Series B Shares represented by ADSs (or such greater number of Series B Shares, including Series B Shares represented by ADSs, as we may elect to purchase, subject to applicable law) are validly tendered in the Offers and not validly withdrawn, we will accept Series B Shares, including Series B Shares represented by ADSs, for purchase by prorating the tendered Series B Shares, including Series B Shares represented by ADSs.
Subject to adjustment to avoid the purchase of fractional Series B Shares or ADSs, proration for each security holder tendering Securities will be based on the ratio of the number of Series B Shares (including Series B Shares represented by ADSs) validly tendered and not validly withdrawn by that security holder to the total number of Series B Shares (including Series B Shares represented by ADSs) validly tendered and not validly withdrawn by all security holders in the U.S. Offer and the Mexican Offer. Subject to the terms and conditions set forth herein, we will purchase Securities at the Offer Price from all security holders who validly tender such Series B Shares or ADSs and who do not validly withdraw them before the Expiration Date, on a pro rata basis based on the number of Series B Shares (including Series B Shares represented by ADSs) tendered, with appropriate adjustments to avoid purchases of fractional Series B Shares or ADSs, until we have acquired the number of Series B Shares (including Series B Shares represented by ADSs) that we have offered to purchase.
Therefore, we may not purchase all of the Securities that our security holders tender. We may increase the aggregate number of Series B Shares, including Series B Shares represented by ADSs, to be accepted for payment in the Offers, subject to applicable law. If we do so, the preceding provisions will apply to the greater total number of Series B Shares, including Series B Shares represented by ADSs) as we may elect to purchase.
If proration of tendered Series B Shares, including Series B Shares represented by ADSs, is required, we will determine the preliminary proration factor promptly following the Expiration Date. Because of the difficulty in determining the number of Series B Shares, including Series B Shares represented by ADSs, validly tendered and not validly withdrawn in the Offers, we do not expect that we will be able to announce the final proration factor until at least 4 (four) business days after the Expiration Date, after which time we will announce the final proration factor and final results of any proration by press release. The preliminary results will be announced by press release promptly after the Expiration Date.
Extension and Amendment
Under U.S. law, if the Offerors make a material change in the terms of the U.S. Offer or the information concerning the U.S. Offer or if they waive a material Condition of the U.S. Offer, the Offerors will disseminate additional tender offer materials and extend the U.S. Offer if and to the extent required by Rules 14d-4(c), 14d-6(c) and 14(e)-1 under the Exchange Act (which require that material changes be promptly disseminated to security holders in a manner reasonably designed to inform them of such changes) or otherwise. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. In the SEC’s view, an offer should remain open for a minimum of 5 (five) business days from the date the material change is first published, sent or given to holders of securities, including the fact that the Financing Conditions has been satisfied, and with respect to a change in price or a change in percentage of securities sought, a minimum 10 (ten) business-day period is generally required to allow for adequate dissemination to security holders and investor response.
Although the Offerors do not intend to provide any subsequent offering periods under the U.S. Offer, under Rule 14d-11 of the Exchange Act, the Offerors may elect to provide for a subsequent offering period, immediately following the Expiration Time on the Expiration Date, of not fewer than 3 (three) business days nor more than 20 (twenty) business days in length. If provided, a subsequent offering period would be an additional period of time, following the Expiration Time on the Expiration Date, during which holders of Securities that were not previously tendered in the U.S. Offer may tender such Securities on the same terms that applied to the U.S. Offer. A subsequent offering period is not the same as an extension of the U.S. Offer, which will have been previously completed if a subsequent offering period is provided. The Offerors will accept for payment, and pay for, any Securities that are validly tendered during a subsequent offering period, if provided, as promptly as practicable after any such Securities are validly tendered during such subsequent offering period, for the same price paid to holders of Series B Shares and ADSs, respectively, that were validly tendered in the U.S. Offer and not withdrawn.

Under Mexican law, the initial term of the Mexican Offer may be extended by a period of at least 5 (five) business days if there are certain modifications to the terms and conditions of the offer. We will also extend the U.S. Offer to the extent Aerodrome extends the Mexican Offer if such extension is required by Mexican tender offer regulations or for any other reason.
Mailing
This U.S. Offer to Purchase, the related Letter of Transmittal and Acceptance Letter and other relevant materials will be mailed by us to (i) the record holders of ADSs whose names appear on the list of record holders of ADSs maintained by the ADS Depositary, and the security position listing of The Depository Trust Company (“DTC”), as the book-entry transfer facility for ADSs of OMA, and (ii) any U.S. resident record holder of Series B Shares whose names appear on the shareholder lists maintained by OMA and any security position listing of Indeval, and will also be furnished, for subsequent transmittal to the beneficial owners of ADSs and any U.S. resident beneficial owners of Series B Shares, to brokers or other securities intermediaries and similar persons whose names, or the names of whose nominees, appear on shareholder lists or, if applicable, who are listed as participants in the security position listing of DTC or Indeval, as applicable. We will also mail this U.S. Offer to Purchase, the related Letter of Transmittal and Acceptance Letter and other relevant materials to any registered or beneficial holder of ADSs and, in the case of U.S. Persons, Series B Shares that request a copy of the U.S. Offer materials.
Definitions
For purposes of this U.S. Offer to Purchase and the related documents:
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“Mexican business day” means any day on which the BMV is open for trading and Mexican banks are authorized to open for business pursuant to directions issued by the CNBV, excluding Saturdays and Sundays; and

•
“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

2. Acceptance for Payment and Payment for Series B Shares and ADSs.
For purposes of the U.S. Offer, the Offerors will be deemed to have accepted for payment Securities validly tendered and not validly withdrawn prior to the Expiration Time on the Expiration Date, when the Offerors give written notice to the ADS Receiving Agent of acceptance for payment of such Securities (the “Acceptance Date”).
Payment
We expect to announce the preliminary results of the Offers by press release promptly after the Expiration Date. Because of the difficulty in determining the number of Series B Shares, including Series B Shares represented by ADSs, validly tendered and not validly withdrawn in the Offers, we do not expect that we will be able to announce the final proration factor until at least 4 (four) business days after the Expiration Date, after which time we will announce the final proration factor and final results of any proration by press release. We expect to settle the Offers and pay for tendered and accepted Securities promptly after the Expiration Date, expected to be 6 (six) business days after the Expiration Date. Subject to proration, we will only purchase Securities validly tendered and not validly withdrawn. We will also make necessary filings with the SEC reflecting the results. We will notify the Mexican Stock Exchange and the CNBV of the results of the Offers promptly after such results are available.
We will return all Securities tendered and not purchased pursuant to the U.S. Offer, including Securities not purchased because of proration to the tendering security holders in the same form tendered at our expense, promptly following the Expiration Date.

Acceptance for Payment and Settlement of the U.S. Offer
Purchase of tendered Securities pursuant to the U.S. Offer will be made only after timely receipt by the ADS Receiving Agent of the proper tender documents with respect to the security holder’s Series B Shares or ADSs, as applicable. See “THE TENDER OFFER — Section 3. Procedures for Participating in the U.S. Offer.”
If any Series B Shares, including Series B Shares represented by ADSs, tendered in accordance with the instructions set forth in this document or the other U.S. Offer materials are not accepted for purchase pursuant to the terms and conditions of the U.S. Offer, we will cause these Securities to be returned promptly following the announcement of the lapse or withdrawal of the Offers, as the case may be.
The Offer Price for the Series B Shares accepted for payment pursuant to the U.S. Offer will be settled in Mexican pesos and will be paid by the Offerors through Indeval and participants in Indeval. Indeval will arrange for Indeval participants who tendered Series B Shares in the U.S. Offer to receive payment in Mexican pesos for any Series B Shares validly tendered and accepted for payment. Indeval participants, prior to transferring any funds to custodians acting for beneficiaries or beneficiaries holding directly through Indeval participants, may be required to withhold applicable Mexican withholding taxes.
The Offer Price for the ADSs accepted for payment pursuant to the U.S. Offer will be settled in U.S. dollars. This Offer Price will be paid by the Offerors to the ADS Receiving Agent, in Mexican pesos or U.S. dollars at the discretion of the Offerors. If paid in Mexican pesos, the ADS Receiving Agent will arrange for the conversion of the consideration into U.S. dollars, net of fees and expenses for converting Mexican pesos to U.S. dollars. Any conversion into U.S. dollars will be based on the U.S. dollar / Mexican peso spot market rate available to the ADS Receiving Agent on the Payment Date. The ADS Receiving Agent will pay the Offer Price, net of fees and expenses for that conversion into U.S. dollars, to the holders of the ADSs validly tendered and accepted for purchase.
Payment for Securities directly registered by holders holding in certificated or uncertificated form will be made by check to the tendering ADS holder and, in the case of the Series B Shares, to the Indeval participant.
Payment for ADSs tendered by book-entry transfer will be made by crediting the account of the nominee holding the ADSs on your behalf with DTC. If you tender your ADSs for cash by means of DTC’s book-entry confirmation facilities, the ADS Receiving Agent will deliver the applicable amount of consideration in U.S. dollars to DTC, which will further allocate the applicable amount of consideration in U.S. dollars to the account of the DTC participant who tendered the ADSs on your behalf. If you tender your ADSs for cash to the ADS Receiving Agent by means of a physical certificate delivery with a completed and signed letter of transmittal or by means of a letter of transmittal for ADSs in uncertificated form held through Direct Registration or otherwise on the books of the ADS Depositary, the ADS Receiving Agent will issue a check for the applicable amount of consideration in U.S. dollars. All cash payments will be made promptly after the Acceptance Date, but in any event prior to 6 (six) business days after the Expiration Date (the “Payment Date”).
Neither the ADS Receiving Agent nor the Offerors make any assurance to the tendering holder that that exchange rate that will be used in the conversion of Mexican pesos to U.S. dollars will be the most favorable available to the tendering holder. The ADS Receiving Agent has no obligation to provide the most favorable exchange rate available in the market for the conversion of the Mexican peso consideration received from the Offerors to U.S. dollars, and makes no representation that any exchange transaction reflects such rate. The ADS Receiving Agent makes no representations, warranties or guarantees as to whether the price or the pricing methodology used to price the conversion of the Mexican peso consideration received from the Offerors to U.S. dollars yields a fair market price.
If the ADS Receiving Agent receives Mexican pesos from the Offerors to be converted into U.S. dollars to be paid for ADSs accepted for payment pursuant to the U.S. Offer, the ADS Receiving Agent will earn revenue on the conversion of the peso consideration received from the Offerors to U.S. dollars. The amount of revenue is based on, among other things, the difference between the rate it assigns to such conversion and the rate that it pays and receives for purchases and sales of currencies when trading for its own account. The ADS Receiving Agent will retain any revenue earned when trading for its own account, including, but not limited to, any revenue earned from offsetting trades. The rate of exchange or the amounts exchanged or paid will be adjusted for local fees, taxes, and forward points as applicable, and the ADS Receiving Agent reserves the right to update the foregoing description of its conversion procedures at any time without notice, including prior to the conversion of the Mexican peso consideration received from the Offerors to U.S. dollars.
As described above, you will bear all exchange rate risks and costs through the duration of the Offer and until the conversion to U.S. dollars is completed. Tendering security holders should be aware that fluctuations in the Mexican peso to U.S. dollar exchange rate will cause the value of the cash consideration to be paid to them in respect of their tendered and accepted ADSs to change accordingly. Neither the ADS Receiving Agent nor us is responsible for the ADS Receiving Agent in fact being able to arrange for any conversion of the cash consideration in Mexican pesos it may receive as a result of exchange controls to U.S. dollars or for the exchange rate at which such conversion ultimately occurs. The ADS Receiving Agent will pay the net proceeds of any conversion, net applicable fees, expenses and taxes, in U.S. dollars to the holders of ADSs accepted for purchase in the Offers.
Payment of the Offer Price shall be made by the ADS Receiving Agent only to the person identified on the tender certificate as the seller of the tendered Securities, and any of said persons shall be treated both by the Offerors and by the ADS Receiving Agent as the sole owner and seller of the tendered Securities.
The ADS Receiving Agent will act as agent for U.S. tendering holders of ADSs, for the purpose of receiving payments from the Offerors and transmitting payments to such tendering holders of Securities whose Securities have been accepted for payment.
General Provisions
If any tendered Securities are not purchased for any reason, including Securities not purchased as a result of proration, the documents of title relating to the Series B Shares or ADRs evidencing ADSs and other documents of title, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of ADSs delivered by book-entry transfer, by transfer of such ADSs to an account maintained at DTC), as promptly as practicable.
The Offerors seek to acquire the Securities together with all economic and voting rights, including rights to Distributions declared on or after the Commencement Date. If on or after the Commencement Date OMA should declare or pay any Distributions on the Series B Shares that are payable or distributable to holders of record on a date prior to the transfer to the Offerors on OMA’s stock transfer records of Series B Shares (in the case of Series B Shares) and on the transfer records of the ADS Depositary (in the case of ADSs), in each case that are purchased pursuant to the U.S. Offer, then (i) the Offer Price payable by the Offerors per Security in the U.S. Offer will be reduced to the extent such Distributions are payable in cash and (ii) any non-cash Distributions received and held by a tendering holder shall be required to be promptly remitted and transferred to the ADS Receiving Agent for the account of the Offerors accompanied by appropriate documents of transfer. Pending such remittance, the Offerors will be entitled to all rights and privileges, as owners of any such non-cash Distributions and may withhold the entire Offer Price or deduct from the Offer Price the amount or value thereof, as determined by the Offerors in their sole discretion. “Distributions” mean any distributions declared or paid by OMA in respect of any tendered Series B Shares, including Series B Shares represented by ADSs, on or after the Commencement Date including, but not limited to, any payment of dividends in cash or in kind (in Series B Shares or securities of any type), distributions of reserves, reimbursements of capital, full or partial redemptions, distributions for capital reductions, or rights to purchase any securities.
Under no circumstances will interest be paid on the Offer Price for the tendered Securities whether or not the Expiration Date is extended. After the Acceptance Date, the Offerors’ obligation to make payments to tendering holders of Securities shall continue until the Offer Price is paid to tendering holders of Securities whose Securities has been accepted in the U.S. Offer. Upon the deposit of funds with Indeval (in the case of Series B Shares) or the ADS Receiving Agent (in the case of ADSs) for the purpose of making payments to tendering holders whose Securities were accepted in the U.S. Offer, the Offerors’ obligation to make the payment shall be satisfied, and tendering holders whose Securities were accepted in the U.S. Offer must thereafter look solely to the Indeval (in the case of Series B Shares) or the ADS Receiving Agent (in the case of

ADSs) with respect to the Securities for payment of amounts owed to them by reason of the acceptance for payment of Securities pursuant to the U.S. Offer.
To the extent permitted by applicable Mexican and U.S. securities laws, we reserve the right to transfer or assign, in whole or in part at any time, to one or more of our subsidiaries or affiliates, the right to purchase Series B Shares, including Series B Shares represented by ADSs, in the Offers, but any such transfer of assignment will not relieve us of our obligations under the Offers and will not prejudice the rights of tendering holders to receive payment for Series B Shares, including Series B Shares represented by ADSs, validly tendered and accepted upon the terms and subject to the conditions set forth in the Offers.
3. Procedures for Participating in the U.S. Offer.
Only holders of Series B Shares who are U.S. Persons are eligible to participate in the U.S. Offer. All other holders of Series B Shares, and holders of Series B Shares who are U.S. Persons but wish to participate in the Mexican Offer, must tender their Series B Shares in the Mexican Offer. Before they decide to tender their Series B Shares in the Mexican Offer, U.S. holders of Series B Shares who wish to participate in the Mexican Offer should carefully consider that they will not be granted the protections of the Exchange Act. For assistance in connection with the Mexican Offer, please contact J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero, the receiving agent under the Mexican Offer.
As used herein, a “U.S. Person” means (1) any individual resident in the United States; (2) any partnership or corporation organized or incorporated in the United States; (3) any estate of which any executor or administrator is a U.S. Person; (4) any trust of which the trustee is a U.S. Person; (5) any agency or branch of a foreign entity located in the United States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act); excluding, in each case, persons deemed not to be “U.S. persons” pursuant to Rule 902(k)(2) of Regulation S under the Securities Act. The tendering of Series B Shares pursuant to the U.S. Offer shall constitute a binding agreement between the tendering holder of Series B Shares and the Offerors pursuant to the terms and subject to the conditions of the U.S. Offer.
Pursuant to the terms of the U.S. Offer and subject to the Conditions hereof, the Offerors shall acquire such Securities as are validly tendered prior to the Expiration Time on the Expiration Date pursuant to the requirements listed below and provided that tendered Securities are not withdrawn as set forth in “THE TENDER OFFER — Section 4. Withdrawal Rights.”
The U.S. Offer to Purchase, the Acceptance Letter and other relevant materials may be obtained at the offices of the ADS Receiving Agent, at the addresses indicated on the back cover of this U.S. Offer to Purchase during normal business hours through the Expiration Time on the Expiration Date. However, failure to receive any documentation related to this U.S. Offer by any holder of Series B Shares shall not invalidate this U.S. Offer or any aspect hereof.
Holders of Series B Shares
When you tender your Series B Shares in accordance with the procedures described in this section and we accept your Series B Shares for purchase, this will constitute a binding agreement between you and us, subject to the terms and conditions of the U.S. Offer. If you are a U.S. Person and you are, through your Mexican brokerage firm, a beneficial owner on the books and records of Indeval of Series B Shares, and you wish to tender your Series B Shares in the U.S. Offer, you must do so by book-entry transfer as described below. You will not be able to tender in the U.S. Offer any Series B Shares in certificated form. If you hold Series B Shares in certificated form you should promptly contact any intermediary who is a participant in the book-entry transfer system of Indeval and arrange for such a nominee to hold the Series B Shares on your behalf in book-entry form. Please allow sufficient time to complete the book entry process and subsequent tender process. You may have to pay fees and charges in connection with this process.

Any intermediary acting on your behalf that is, or holds Series B Shares through, a participant in Indeval may make delivery of Series B Shares by causing such participant in Indeval to transfer such Series B Shares into the Indeval account of J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero (the “Series B Receiving Agent”), Account number 01 004 0080, in accordance with the procedures of Indeval on or prior to the Expiration Date. To effect a tender of the Series B Shares you own directly or beneficially, you should promptly contact your intermediary and instruct it to tender such Series B Shares.
A valid tender of Series B Shares will be deemed to have been received only if:
1)
the Series B Receiving Agent receives a confirmation of a book-entry transfer before the Expiration Date of the Series B Shares into its Indeval account. The book-entry transfer confirmation must be received by the Series B Receiving Agent in accordance with the terms and conditions of the U.S. Offer by the Expiration Date; and

2)
the Indeval participant through which such Series B Shares were tendered delivers before the Expiration Date a duly completed and executed Acceptance Letter to the Series B Receiving Agent.

Any Series B Shares being tendered must be delivered in accordance with the procedures described in this U.S. Offer to Purchase on or before the Expiration Date.
The registered or beneficial holder of Series B Shares and its intermediary that instructs an Indeval participant to tender the Series B Shares will be deemed to have caused the delivery by the Indeval participant and to have agreed to be bound by, and to bind the holder on whose behalf the Indeval participant has acted, to the terms and conditions of the U.S. Offer and that the Offerors may enforce such agreement against such holder and the tendering Indeval participant.
The method and delivery of the Series B Shares and all other documents or instructions is at the risk of the holders of the participating security holder.
If you hold ADSs and you wish to receive Mexican pesos, you must surrender your ADSs to the ADS Depositary, take delivery of the underlying Series B Shares through a Mexican intermediary that is an Indeval participant and tender those Series B Shares in the Offers. In addition, you would need to receive the underlying Series B Shares prior to the Expiration Date to be able to tender those Series B Shares in the Offers.
Acceptance Letter
By causing the participant in Indeval through which you hold your Series B Shares to submit an Acceptance Letter and to transfer through the Indeval system the applicable Series B Shares to the Series B Receiving Agent, you will be deemed to represent, warrant and agree with us, subject to and effective upon our acceptance of your Series B Shares, that:
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you sell, assign and transfer to the Offerors all right, title and interest in and to all the Series B Shares being tendered and all dividends, distributions and rights declared, paid or distributed in respect of such Series B Shares or securities on or after the Payment Date;

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you irrevocably appoint the Series B Receiving Agent your true and lawful agent and attorney-in-fact, with full knowledge that the Series B Receiving Agent is also acting as the agent of the Offerors in connection with the U.S. Offer, with respect to such Series B Shares and Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

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to transfer, or to authorize the Series B Receiving Agent to transfer, ownership of such Series B Shares on the account books maintained with respect to the Series B Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offerors; and

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to receive all benefits and otherwise exercise all rights of beneficial ownership of such Series B Shares and any Distributions, all in accordance with the terms and conditions of the U.S. Offer.

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you shall have no further rights with respect to the tendered Series B Shares, except that you shall have a right to receive from the Offerors the Offer Price in accordance with the terms and conditions of the U.S. Offer;

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you have full power and authority to accept the U.S. Offer and to sell, assign and transfer the Series B Shares, and that when the Series B Shares are accepted for purchase by the Offerors, the Offerors will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other Distributions, if any, declared, made or paid after the Payment Date with respect to the Series B Shares in respect of which the U.S. Offer is accepted or deemed to be accepted;

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you will, upon request, execute and deliver any additional documents deemed by the Series B Receiving Agent or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the Series B Shares tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Offerors shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire consideration due under the U.S. Offer for the purchase of the Series B Shares tendered hereby or deduct from such consideration the amount or value of such Distribution as determined by the Offerors in their sole discretion;

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all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and any obligation of shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns; and

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you acknowledge that you have received and read the Schedule TO filed relating to the U.S. Offer and its exhibits, including the U.S. Offer to Purchase and the accompanying Acceptance Letter and its instructions. A copy of the U.S. Offer to Purchase may be obtained at no cost by visiting the website of the SEC at www.sec.gov or by contacting the U.S. Information Agent at the telephone number provided herein. You agree to be bound by the terms of the U.S. Offer, as described in the U.S. Offer to Purchase and the Acceptance Letter, and that the Offerors may enforce the Acceptance Letter against you.

Matters concerning validity, eligibility and acceptance of Series B Shares
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for purchase of any tender of Series B Shares will be determined by us, in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any or all tenders of Series B Shares determined by us not to be in proper form or the acceptance for purchase for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of Series B Shares. Neither we, the Series B Receiving Agent, the ADS Receiving Agent, the U.S. Information Agent nor any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.
If you are in any doubt about the procedure for tendering Series B Shares into the U.S. Offer, please contact the U.S. Information Agent.
Holders of ADSs
Registered Holders of ADSs in Certificated Form
If you are a registered holder of ADSs in certificated form (that is, if you hold on the books of the ADS Depositary and hold ADRs evidencing your ownership of ADSs), you will need to do each of the following before the Expiration Date:
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complete and execute the original Letter of Transmittal in accordance with the instructions on the form; and

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deliver the properly completed and duly executed original Letter of Transmittal, together with the ADRs evidencing your ADSs and any other documents specified in the Letter of Transmittal, to the ADS Receiving Agent.

Your signature on the original Letter of Transmittal in some circumstances must be guaranteed by a financial institution eligible to do so because it is a participant in the Securities Transfer Agents Medallion Program, the NASDAQ Stock Exchange Medallion Program or the Stock Exchange Medallion Program (referred to in this Offer to Purchase as “Eligible Institutions”). You do not need to have your signature guaranteed by an Eligible Institution if (i) you are the registered holder of ADSs tendered and you have not completed the box entitled “Special Payment Instructions” in the Letter of Transmittal; or (ii) you are tendering ADSs for the account of an Eligible Institution.
If ADSs are forwarded to the ADS Receiving Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.
If ADSs are registered in the name of a person other than the signatory of the Letter of Transmittal, then the tendered ADRs must be endorsed or accompanied by appropriate stock powers. The stock powers must be signed exactly as the name or names of the registered owner or owners appear on the ADRs, with the signature on the ADRs or stock powers guaranteed as described above.
If you fail to correctly deliver your original Letter of Transmittal and your ADRs evidencing your ADSs before expiration of the U.S. Offer, your tender may not be valid and your ADRs evidencing your ADSs may not be accepted.
Registered Holders of Uncertificated ADSs Held on the Books of the ADS Depositary
If you are a registered holder of ADSs in uncertificated form on the books of the ADS Depositary, you must sign and deliver an original Letter of Transmittal as described above, but you do not need to deliver a ADR evidencing your ADSs held by you on the books of the ADS Depositary.
Unregistered Holders of ADSs Held through an Intermediary
If you are not a registered holder of ADSs on the books of the ADS Depositary but instead hold your ADSs with an intermediary, you will need to timely instruct your agent to tender ADSs on your behalf before the expiration date by:
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causing DTC to transmit an agent’s message via DTC’s confirmation system to the ADS Receiving Agent stating that DTC has received an express acknowledgment from a participant in DTC that the participant tendering ADSs has received and agrees to be bound by the terms and conditions of the U.S. Offer stated in this U.S. Offer to Purchase and the Letter of Transmittal; and

•
making a book-entry transfer of the applicable ADSs as described below to the account arranged for by the ADS Receiving Agent at DTC for the purpose of receiving these transfers.

You are cautioned to provide sufficient time to complete a valid tender prior to the expiration of the U.S. Offer.
The ADS Receiving Agent will arrange for an account at DTC with respect to the ADSs held in DTC for purposes of the U.S. Offer. Any financial institution that is a participant in DTC’s systems may make delivery of ADSs by causing DTC to transfer ADSs into the such account at DTC. This must be done in accordance with DTC’s procedure for book-entry transfers.
Please refer to the materials forwarded to you by your agent to determine the manner in which you can timely instruct your intermediary to take these actions. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the ADS Receiving Agent.
Provisions Concerning Acceptances
If you deliver a Letter of Transmittal, ADRs evidencing ADSs (if required) and other required documents, or your agent delivers an agent’s message and makes a book-entry transfer of your ADSs to the

ADS Receiving Agent, then you will be deemed, without any further action by the ADS Receiving Agent, to have accepted the U.S. Offer with respect to such ADSs, subject to the terms and conditions set forth in this U.S. Offer to Purchase and the Letter of Transmittal.
Your acceptance of the U.S. Offer by tendering pursuant to these procedures, subject to your right to withdraw, will constitute a binding agreement between you and the Offerors on the terms of the U.S. Offer. If you tender ADSs, then Series B Shares represented by such ADSs may not be tendered by you.
The method of your delivery of ADSs, the Letter of Transmittal and all other required documents is at your option and risk. ADSs will be deemed delivered only when actually received by the ADS Receiving Agent. In all cases, sufficient time should be allowed to ensure a timely delivery. We recommend that you send the materials by overnight courier, by hand delivery or by registered mail with return receipt requested and proper insurance. Delivery should be effected as soon as possible but no later than the Expiration Date of the U.S. Offer. You should be aware that direct and indirect participants of DTC will establish their own earlier cut-off times and dates for receipt of instructions to ensure that those instructions will be timely received by the DTC prior to the expiration. You should contact your financial intermediary through which you hold ADSs to determine the cut-off date and time applicable to you.
Letter of Transmittal
If you or someone acting on your behalf executes a Letter of Transmittal on your behalf, you will be deemed to represent, warrant and agree with us, subject to and effective upon our acceptance of your ADSs, that:
•
you sell, assign and transfer to, or upon the order of, the Offerors all right, title and interest in and to all the ADSs (and the Series B Shares represented thereby) tendered (and any and all other securities issued or issuable in respect thereof) and all dividends, Distributions and rights declared, paid or distributed in respect of such ADSs (and the Series B Shares represented thereby) on or after the Payment Date;

•
you irrevocably appoint the ADS Receiving Agent your true and lawful agent and attorney-in-fact, with full knowledge that the ADS Receiving Agent is also acting as the agent of the Offerors in connection with the U.S. Offer, with respect to such ADSs (and the Series B Shares represented thereby) and Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

•
to have the ADRs and any Distributions delivered to the ADS Receiving Agent at DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to the ADS Receiving Agent or upon the order of the ADS Receiving Agent, in each case acting upon the instructions of the Offerors;

•
to surrender such ADSs to the ADS Depositary for the purpose of withdrawal of the underlying Series B Shares in accordance with the ADS deposit agreement (should you decide to do so, please contact the ADS Depositary, as certain procedures must be initiated for cancellation of the ADSs and receipt of the Series B Shares to occur);

•
to instruct the ADS Depositary to deliver the Series B Shares underlying the ADSs on the account books maintained with respect to the Series B Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offerors; and

•
to receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs, the underlying Series B Shares (and all such other securities) and any Distributions, all in accordance with the terms and conditions of the U.S. Offer.

•
you shall have no further rights with respect to the tendered ADSs (including the underlying Series B Shares), except that you shall have a right to receive from the Offerors the Offer Price in accordance with the terms and conditions of the U.S. Offer;

•
you have full power and authority to accept the U.S. Offer and to sell, assign and transfer the ADS (including the underlying Series B Shares and any and all other securities or rights issued or issuable in respect of the ADSs) and that when the ADSs are accepted for purchase by the Offerors, the

Offerors will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of Distributions, if any, declared, made or paid after the Payment Date with respect to the ADSs in respect of which the U.S. Offer is accepted or deemed to be accepted;
•
you will, upon request, execute and deliver any additional documents deemed by the ADS Receiving Agent or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the ADSs (including the underlying Series B Shares) tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Offerors shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire consideration due under the U.S. Offer for the purchase of the Series B Shares represented by the ADSs tendered hereby or deduct from such consideration the amount or value of such Distribution as determined by the Offerors in its sole discretion;

•
all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and any obligation of shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns; and

•
you acknowledge that you have received and read the Schedule TO filed relating to the U.S. Offer and its exhibits, including the U.S. Offer to Purchase and the accompanying ADS Letter of Transmittal and its instructions. A copy of the U.S. Offer to Purchase may be obtained at no cost by visiting the website of the SEC at www.sec.gov or by contacting the U.S. Information Agent at the telephone number provided herein. You agree to be bound by the terms of the U.S. Offer, as described in the U.S. Offer to Purchase and the Letter of Transmittal, and that the Offerors may enforce the Letter of Transmittal against you.

DELIVERY OF DOCUMENTS TO AN INTERMEDIARY OR TO A DTC PARTICIPANT’S BOOK-ENTRY TRANSFER ACCOUNT DOES NOT CONSTITUTE DELIVERY TO THE ADS RECEIVING AGENT.
Tendered ADSs will be held in an account controlled by the ADS Receiving Agent, and consequently you will not be able to sell, assign, transfer or otherwise dispose of your ADSs until such time as (1) you withdraw your ADSs from the U.S. Offer or (2) your ADSs have been returned to you if the U.S. Offer is not completed or because they were not accepted for purchase.
Tax Withholding
Payments made to holders of ADSs may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 24%. Certain holders are not subject to these information reporting and backup withholding requirements. To avoid backup withholding, U.S. Holders (as defined in the U.S. Offer to Purchase) that do not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that the U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that the U.S. Holder is not subject to backup withholding. Failure to provide the correct information on the Form W-9 may subject the tendering U.S. Holder to a $50 penalty imposed by the IRS. Holders that are non-U.S. persons may be required to complete and submit an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8, signed under penalties of perjury, attesting to the holder’s foreign status. IRS forms may be obtained from the IRS website, www.irs.gov.
If you are in any doubt about the procedure for acceptance of ADSs, please call the U.S. Information Agent at its telephone numbers set forth on the back cover of this U.S. Offer to Purchase.
All questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by us in our sole discretion, which determination shall be final and binding to all parties. We reserve the absolute right to reject any and all tenders determined by us no to be in proper form. We also reserve the absolute right to waive any defect or irregularity in the tender of any ADSs of any particular holder, whether or not similar defect or irregularities are waived in the case of other holders. No tender of ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns nor any person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of the U.S. Offer will be final and binding.
No Guaranteed Delivery
There will be no guaranteed delivery process available to tender Securities.
General
Questions or requests for assistance may be directed to the U.S. Information Agent set forth on the back cover of this U.S. Offer to Purchase. Additional copies of this U.S. Offer to Purchase may also be obtained from the U.S. Information Agent.
All questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Securities and any Tax Cost Certificates will be determined by us in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Securities determined by us not to be in proper form. We also reserve the absolute right to waive any defect or irregularity in the tender of any Securities of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Securities or delivery of a Tax Cost Certificate will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of the U.S. Offer will be final and binding.
The tender of Securities pursuant to any of the procedures described above will constitute the tendering holder’s acceptance of the terms of the U.S. Offer, as well as the tendering holder’s representation and warranty to us that:
•
the holder has the full power and authority to tender, sell, assign and transfer the tendered Securities (and any and all other Series B Shares or other securities issued or issuable in respect of those Securities); and

•
when the Securities are accepted for payment by us, we will acquire good and unencumbered title to the Securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

4. Withdrawal Rights.
Tenders of Securities made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Time on the Expiration Date but not thereafter, unless withdrawal rights are required to be reinstated in accordance with applicable law, including in the event your tendered Securities have not been accepted for purchase by July 22, 2021 (the day that is 60 days after the Commencement Date).
Direct Holders of Series B Shares
The withdrawal of any Series B Shares tendered in the U.S. Offer can only be made by presenting a signed form of withdrawal (the “Form of Withdrawal”) to the Series B Receiving Agent. Such withdrawal will be effective only if the Series B Receiving Agent timely receives the Form of Withdrawal at its address set forth on the back cover of this U.S. Offer to Purchase. The Form of Withdrawal must specify the name of the person who tendered the Series B Shares to be withdrawn and the number of Series B Shares to be withdrawn and the name of the registered holder of Series B Shares, if different from that of the person who tendered such Series B Shares, and signatures must be certified by a notary public.
Holders of ADSs
To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the ADS Receiving Agent at its address set forth on the back cover of this U.S. Offer to Purchase and must specify the name of the person who tendered the ADSs to be withdrawn and the number of ADSs to be withdrawn and the name of the registered holder of ADSs, if different from that of the person who tendered such ADSs. If the ADSs to be withdrawn have been delivered to the ADS Receiving Agent, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of ADSs tendered by an Eligible Institution) must be submitted prior to the release of such ADSs. In addition, such notice must specify, in the case ADSs tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering holder) and the serial numbers shown on the particular certificates evidencing ADSs to be withdrawn or, in the case of ADSs tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn ADSs.
General
In accordance with Section 14(d)(5) of the Exchange Act, a holder that has tendered Securities may withdraw any or all of those Securities by communicating its request to withdraw its Securities in the manner described above.
Even if we extend the U.S. Offer or we are delayed in accepting, or unable to accept, Securities for purchase pursuant to the U.S. Offer for any reason, elections to tender may be withdrawn only as described herein. Any such delay will be made by an extension of the U.S. Offer to the extent required by law. See “— Section 1. Terms of the U.S. Offer and Expiration Date.”
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, and our determination will be final and binding. Neither we nor any of our affiliates or assigns nor any other person will be under any duty to give any notification of any defects or irregularities in any withdrawal or incur any liability for failure to give any such notification.
Withdrawals of tendered Securities may not be rescinded. Any Securities validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the U.S. Offer. However, holders of Series B Shares that have validly withdrawn tendered Series B Shares may re-tender those Series B Shares at any time before the Expiration Time on the Expiration Date. ADS holders that have validly withdrawn the Series B Shares the rights to which are represented by their ADSs from the U.S. Offer may re-tender through the ADS Receiving Agent at any time before the Expiration Time on the Expiration Date. See “—Section 3. Procedures for Participating in the U.S. Offer.”
Although the Offerors do not intend to provide any subsequent offering periods under the U.S. Offer, under Rule 14d-11 of the Exchange Act, the Offerors may elect to provide for a subsequent offering period, immediately following the Expiration Time on the Expiration Date, of not fewer than 3 (three) business days nor more than 20 (twenty) business days in length. If provided, a subsequent offering period would be an additional period of time, following the Expiration Time on the Expiration Date, during which holders of Securities that were not previously tendered in the U.S. Offer may tender such Securities on the same terms that applied to the U.S. Offer. A subsequent offering period is not the same as an extension of the U.S. Offer, which will have been previously completed if a subsequent offering period is provided. The Offerors will accept for payment, and pay for, any Securities that are validly tendered during a subsequent offering period, if provided, as promptly as practicable after any such Securities are validly tendered during such subsequent offering period, for the same price paid to holders of Series B Shares and ADSs, respectively, that were validly tendered in the U.S. Offer and not withdrawn.
5. Source and Amount of Funds; Certain Requirements Regarding Offer Price.
Funds
The total amount of funds that we must provide to purchase up to 97,527,888 Series B Shares, which is the maximum number of Series B Shares (including Series B Shares represented by ADSs) subject to the Offers, before fees and expenses, is estimated to be approximately Ps.13,361,320,656 million based on an Offer Price of Ps.137 per Series B Share.
We plan to acquire the tendered Securities, and to cover any related fees and expenses in connection with the Offers through funds received under a financing agreement that will be signed and consummated on or prior to the Expiration Date. The settlement of U.S. Offer is subject to the Financing Condition, as further described under “— Section 13. Conditions of the U.S. Offer.”
6. Certain U.S. Federal Income and Mexican Tax Consequences.
The following describes the certain U.S. federal income tax and Mexican tax consequences of the sale of Securities pursuant to the U.S. Offer.
U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences of the U.S. Offer with respect to the Securities. The discussion set forth below is only applicable to U.S. Holders (as defined below) that tender Securities in the U.S. Offer. This discussion addresses only beneficial owners of Securities that hold such Securities as capital assets.
The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or certain aspects of U.S. federal income taxation that may be applicable to a holder subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”) (including, but not limited to, banks or other financial institutions, regulated investment companies, holders that own or are treated as owning 10% or more of the stock of OMA (by vote or value), entities that are treated for U.S. federal income tax purposes as partnerships or other pass-through entities, tax-exempt organizations, insurance companies, brokers or dealers in securities or foreign currency, traders in securities who elect to mark their securities to market for U.S. federal income tax purposes, holders that have a functional currency other than the U.S. dollar, and holders that acquired Securities pursuant to the exercise of an employee stock option or otherwise as compensation). In addition, the discussion does not address the Medicare tax on net investment income, the alternative minimum tax or state, local or foreign tax consequences (or other tax consequences such as estate or gift tax consequences) of the U.S. Offer. The discussion below is based upon the provisions of the Code and U.S. Treasury regulations, rulings and decisions thereunder as of the Commencement Date and as of the date hereof, and such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
Holders should consult their own tax advisors concerning the tax consequences of the U.S. Offer in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.
As used in this subsection “— U.S. Federal Income Tax Consequences,” the term “U.S. Holder” means a beneficial holder of Securities that is (1) an individual citizen or resident of the United States, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (3) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Securities. This summary does not apply to holders of Securities who are not U.S. Holders. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences and any applicable state, local and non-U.S. tax consequences of the tender offer.
Characterization of the U.S. Offer
The receipt of cash in exchange for Securities pursuant to the tender offer will be a taxable transaction for U.S. federal income tax purposes. As a consequence of any such purchase, a U.S. Holder will, depending on the U.S. Holder’s particular circumstances, be treated either as having sold its Securities or as having received a distribution in respect of such Securities. The purchase will be treated as a sale or exchange if a U.S. Holder satisfies at least one of the three tests discussed below (the “Section 302 tests”). The purchase will be treated as a distribution if the U.S. Holder does not satisfy any of the Section 302 tests.
Section 302 Tests — Determination of Sale or Distribution Treatment
The purchase of Securities pursuant to the U.S. Offer will be treated as a sale of the Securities, rather than as a distribution in respect of such Securities, by a U.S. Holder if any one of the following Section 302 tests is satisfied:

•
as a result of the purchase, there is a “complete termination” of the U.S. Holder’s equity interest in OMA;

•
as a result of the purchase, there is a “substantially disproportionate” reduction in the U.S. Holder’s equity interest in OMA; or

•
the receipt of cash by the U.S. Holder is “not essentially equivalent to a dividend”.

For purposes of determining whether any of the Section 302 tests are satisfied, a U.S. Holder must take into account not only the Securities actually owned by the U.S. Holder, but also Securities that are constructively owned within the meaning of Section 318 of the Code. Under Section 318 of the Code, a U.S. Holder may be treated as constructively owning Securities that are actually owned, and in some cases constructively owned, by certain related individuals and certain entities in which the U.S. Holder has an interest or that have an interest in the U.S. Holder, as well as any Securities the U.S. Holder has a right to acquire by exercise of an option or by the conversion or exchange of a security. U.S. Holders should consult their own tax advisors with respect to the operation of these constructive ownership rules.
The purchase of a U.S. Holder’s Securities pursuant to the U.S. Offer will result in a “complete termination” of a U.S. Holder’s equity interest in OMA for purposes of the Section 302 tests if, immediately after the purchase, the U.S. Holder actually and constructively owns no stock of OMA. In applying the “complete termination” test, U.S. Holders may be eligible to waive the application of constructive ownership through the family attribution rules, provided that such U.S. Holders comply with the provisions of Section 302(c)(2) of the Code and applicable U.S. Treasury Regulations. U.S. Holders wishing to satisfy the “complete termination” test through satisfaction of the special conditions set forth in Section 302(c)(2) of the Code should consult their tax advisors concerning the mechanics and desirability of those conditions.
The purchase of a U.S. Holder’s Securities pursuant to the U.S. Offer will be “substantially disproportionate” as to a U.S. Holder for purposes of the Section 302 tests, if the ratio of the Securities owned (actually or constructively) by the U.S. Holder in relation to all Securities immediately after the purchase is less than 80% of the ratio of the Securities owned (actually or constructively) by the U.S. Holder in relation to all Securities immediately before the purchase.
The purchase of a U.S. Holder’s Securities pursuant to the U.S. Offer will be treated as “not essentially equivalent to a dividend” for purposes of the Section 302 tests if it results in a “meaningful reduction” in the U.S. Holder’s proportionate interest in OMA, given the U.S. Holder’s particular facts and circumstances. Whether a U.S. Holder of Securities meets this test will depend on the U.S. Holder’s particular facts and circumstances, as well as the relative percentage of Securities tendered by such holder and each of the other holders of Securities. If the relative stock interest of a U.S. Holder in OMA is minimal and such U.S. Holder does not exercise any control over or participate in the management of OMA’s corporate affairs, even a small reduction in the percentage interest owned by such U.S. Holder may constitute a “meaningful reduction.” U.S. Holders who intend to qualify for sale treatment by demonstrating that the proceeds received in connection with the U.S. Offer are “not essentially equivalent to a dividend” should consult their tax advisors to determine the possibility of satisfying this test.
Each U.S. Holder should be aware that because proration may occur in the U.S. Offer, even if all of the Securities actually and constructively owned by a U.S. Holder are tendered to the U.S. Offer and the U.S. Holder does not actually or constructively own any other stock of OMA, fewer than all of such Securities may be purchased pursuant to the U.S. Offer. Consequently, no assurances can be provided that a sufficient number of any particular U.S. Holder’s Securities will be purchased to ensure that the purchase will be treated as a sale, rather than as a distribution, for U.S. federal income tax purposes.
If a U.S. Holder satisfies any of the Section 302 tests, its sale proceeds will be taxable in accordance with the section below titled “Treatment of a Sale of Securities.”
Section 302 and the related regulations and guidance are complex. U.S. Holders should consult their tax advisors regarding the proper treatment of a disposition of Securities pursuant to the U.S. Offer in light of the U.S. Holder’s particular circumstances.

Treatment of a Distribution in Respect of Securities
If a U.S. Holder does not satisfy any of the Section 302 tests described above, the gross amount (including any amount withheld for Mexican taxes) received by the U.S. Holder pursuant to the U.S. Offer will be treated as a distribution to the U.S. Holder with respect to the U.S. Holder’s Securities. A distribution to a U.S. Holder will be taxable to the U.S. Holder as a foreign source dividend to the extent OMA pays the distribution out of its current or accumulated earnings and profits. As OMA does not expect to maintain calculations of earnings and profits in accordance with U.S. federal income tax purposes, U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from OMA.
Amounts treated as distributions with respect to a U.S. Holder’s Securities generally will be includible in such U.S. Holder’s income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the U.S. Holder receives such amounts (in the case of the Series B Shares), or the date the ADS Depositary receives the amounts (in the case of the ADSs). U.S. Holders of Series B Shares should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any pesos received that are converted into U.S. dollars after they are received.
Subject to certain exceptions for short term and hedged positions, the U.S. dollar amount of dividends received by an individual and certain other non-corporate U.S. Holders may be subject to reduced rates of taxation if the dividends are “qualified dividends” for U.S. federal income tax purposes. Dividends paid on the Securities will be treated as qualified dividends if: (i) OMA is eligible for the benefits of a comprehensive income tax treaty with the United States that has been approved for the purposes of the qualified dividend rules, and (ii) OMA was not, in the year prior to the year in which the dividend was paid, and are not, in the years in which the dividend is paid, a passive foreign investment company (a “PFIC”). The income tax treaty between the United States and Mexico has been approved for the purposes of the qualified dividend rules. OMA has stated in its annual report on Form 20-F for the year ended December 31, 2020 that it believes that it was not a PFIC for its 2020 taxable year, and that it does not anticipate becoming a PFIC in its 2021 taxable year.
Treatment of a Sale of Securities
A U.S. Holder that is treated as selling all or a portion of its Securities pursuant to the U.S. Offer will recognize U.S. source capital gain or loss in an amount equal to the difference between (x) the sum of the amount of cash received under the U.S. Offer and the amount of any Mexican withholding tax, if any, withheld in respect of such U.S. Holder and (y) the U.S. Holder’s adjusted tax basis in such Securities that are sold pursuant to the U.S. Offer. The gain or loss recognized generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Securities is greater than one year as of the date of the purchase of the Securities pursuant to the U.S. Offer.
Such gain or loss will generally be long term capital gain or loss if the U.S. Holder’s holding period for the Securities sold exceeds one year at the time of the sale. Long-term capital gains of a non-corporate U.S. Holder are currently eligible for reduced rates of U.S. federal income taxation. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
The amount realized by a U.S. Holder that is treated as selling all or a portion of its Securities pursuant to the U.S. Offer will generally be the U.S. dollar value of the cash received in the U.S. Offer. The amount realized generally will be the U.S. dollar value of the pesos received at the spot rate in effect on the date of sale (or, if the Securities are traded on an established securities market at such time, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). An accrual basis U.S. holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale or other disposition and the settlement date. Any currency gain or loss realized on the sale of any pesos received for a different U.S. dollar amount generally will be U.S.-source ordinary income or loss, and will not be eligible for the reduced tax rate applicable to long-term capital gains.

Foreign Tax Credits
U.S. Holders should consult their tax advisors as to whether the Mexican tax on capital gains may be creditable against the U.S. Holder’s U.S. federal income tax liability and the application of any foreign tax credit limitations in light of their particular situations. The receipt of cash by a U.S. Holder pursuant to the U.S. Offer that is treated as a deemed dividend from OMA generally should be treated as foreign source “passive income” for U.S. foreign tax credit purposes. The receipt of cash by a U.S. Holder pursuant to the U.S. Offer that is treated as gain or less generated by the sale of Securities generally should be treated as U.S. source gain or loss. The calculation and availability of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions, involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should consult with their own tax advisors with regard to the availability of foreign tax credits and the application of the foreign tax credit limitations in light of their particular situations.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to the cash payments received pursuant to the U.S. Offer that are paid within the United States (and in certain cases, outside of the United States) to U.S. Holders other than certain exempt recipients that, if required, establish their exemption, and backup withholding may apply to such amounts if a U.S. Holder fails to provide an accurate taxpayer identification number and make any other required certification or otherwise establish an exemption. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability so long as the required information is provided to the U.S. Internal Revenue Service.
Backup withholding and information reporting will not generally apply to the cash payments made pursuant to the U.S. Offer that are received by a non-U.S. Holder if such holder certifies under penalties of perjury that such holder is a non-U.S. person for U.S. federal income tax purposes.
Mexican Tax Consequences
The following section refers to the main Mexican taxes applicable to the U.S. Offer. It does not contain a comprehensive analysis of all the tax-related matters that might be considered relevant in making a decision. Further, it does not specifically describe all the Mexican tax-related matters applicable to any particular holder. This analysis is based on the tax laws in force in Mexico applicable as of the Commencement Date and as of the date hereof, which may be subject to amendment and different interpretations. Each holder of Series B Shares or ADSs should consult with its own tax advisors about the specific tax consequences of this U.S. Offer.
The Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion and the Protocols thereto between the United States and Mexico entered into force on January 1, 1994 and has been amended by an additional protocol that entered into force on July 3, 2003 (together, the “Tax Treaty”). The United States and Mexico have also entered into an agreement concerning the exchange of information with respect to tax matters.
This discussion does not constitute, and should not be considered as, legal or tax advice. The discussion is for general information purposes only and is based upon the federal tax laws of Mexico (including the Income Tax Law and the Federal Tax Code) and the United States as in effect on the Commencement Date and as of the date hereof (including the Tax Treaty), which are subject to change, and such changes may have retroactive effect. Holders of Securities should consult their own tax advisors as to the particular tax consequences to them of participating in this U.S. Offer, including the applicability and effect of any Mexican or U.S. state or local tax laws or other non-U.S. tax laws.
Material Mexican Tax Consequences of the U.S. Offer
The following is a general summary of the principal tax consequences under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta, or the “Mexican Income Tax Law”) and rules and regulations thereunder, as currently in effect, of the sale of the Securities under the terms of this U.S. Offer when the seller of the Securities is not a tax resident of Mexico and has no permanent establishment in Mexico (a “Non-resident Holder”).

This summary does not address all the Mexican tax consequences that may be applicable to specific holders of the Securities (including holders that constitute a group of persons for purposes of Mexican Income Tax Law). It also does not purport to be a comprehensive description of all the Mexican tax considerations that may be relevant to a decision to own or dispose of the Securities. This summary does not describe any tax consequences arising under the laws of any state or municipality other than the Mexican Income Tax Law.
Taxation of Dispositions
Under current Mexican Income Tax Law and regulations, subject to certain exceptions, a 10% withholding tax rate will be applicable on income realized by a Non-resident Holder from a disposition of the Securities which are placed among public investors as defined by the applicable rules and carried out through authorized stock exchanges (such as the Mexican Stock Exchange) or recognized derivatives markets. Generally, the Mexican financial intermediary shall withhold and remit the tax to the authorized taxing authorities.
The 10% tax on the gains shall not be payable if the taxpayer is resident of a country with which Mexico has in force a treaty for the avoidance of double taxation when the taxpayer delivers to the Mexican intermediary a letter under oath indicating that the holder is a resident of a treaty country for purposes of the relevant tax treaty and provide his or her registration number or tax identification number issued by the competent tax authority.
However, non-Mexican residents selling securities that represent shares issued by Mexican companies placed among the public investors, shall apply the exemption, provided the sale of said securities is carried out through recognized markets, in which case the requirement to deliver a letter stating under oath to be a resident in a country with which Mexico has entered into a treaty for the avoidance of double taxation and provide the tax identification number shall not be applicable.
Sales or other dispositions of the Securities carried out in other circumstances generally are subject to Mexican federal income tax which may be at a greater tax rate, except to the extent that a non-resident holder is eligible for benefits under an income tax treaty to which Mexico is a party, cases that should be individually analyzed.
Other Mexican Taxes
There are no Mexican stamp, issue registration or similar taxes payable by a Nonresident Holder with respect to the sale of the Securities under this U.S. Offer. Additionally, there should be no value added tax on the transfer of the Securities.
7. Certain Information about the Series B Shares and ADSs.
The principal market on which the Series B Shares are traded is the BMV, where they are listed under the ticker symbol “OMA.” ADSs representing Series B Shares are traded on the Nasdaq Stock Market (the “NASDAQ”) under the ticker symbol “OMAB.” Each ADS represents eight Series B Shares of OMA. As of December 31, 2020, there were 340,345,556 Series B Shares outstanding.

The following table sets forth, for the calendar quarters indicated, the low and high closing sales prices for one Series B Share and one ADS.
	Series B Shares		ADSs
	Low	High	Low	High
	(Ps. )		(U.S.$)
2019
1st Quarter	93.65	114.8	38.02	47.9
2nd Quarter	109.78	126.49	45.73	52.8
3rd Quarter	106.13	123.4	43.05	51.82
4th Quarter	117.66	148.11	47.62	62.49
2020
1st Quarter	64.82	156.83	20.83	66.94
2nd Quarter	70.21	118.42	22.74	44.06
3rd Quarter	90.43	107.95	32.37	39.34
4th Quarter	94.72	133.00	35.61	53.00
2021
1st Quarter	118.73	145.60	46.21	57.26
The following table sets forth, for the calendar months indicated, the trading volume, number of shares traded and weighted average price of the ADSs over the last twelve months:
	Number of ADSs Traded	Number of ADSs Traded	Weighted Average Price per ADS
	(U.S.$)		(U.S.$)
2020
May	3,369,510.00	97,506,444.87	28.94
June	3,368,547.00	121,279,906.31	36.00
July	2,486,713.00	86,938,048.31	34.96
August	1,988,375.00	71,565,296.35	35.99
September	1,564,013.00	57,084,195.91	36.50
October	1,389,586.00	53,127,195.91	38.23
November	1,041,207.00	47,293,295.76	45.42
December	2,652,143.00	133,367,870.73	50.29
2021
January	1,141,802.00	58,724,474.61	51.43
February	754,666.00	36,083,526.94	47.81
March	5,252,786	273,848,933.96	52.13
April	4,382,904	230,924,962.81	52.69

Source: Bloomberg
On May 21, 2021, the last trading day before the Commencement Date, the last reported sale price of the Series B Shares on the BMV was Ps.124.08 per Series B Share, and the last reported sale price of the ADSs on NASDAQ was U.S.$49.72 per ADS. Holders are urged to obtain a current market quotation for the Series B Shares and ADSs.

The following table sets forth for the periods and dates indicated, the annual dividend payments made by OMA, expressed in pesos.
	Dividends per Series B Share/ADS
	Ps. /Share	Ps. /ADSs
2016	3.50	28.00
2017	4.00	32.00
2018	4.06	32.48
2019	4.06	32.48
2020	0.00	0.00
8. Certain Information about OMA.
Through its subsidiaries, OMA holds concessions to operate, maintain and develop 13 airports in Mexico, which are concentrated in the country’s central and northern regions. OMA provides aeronautical services, non-aeronautical services and commercial services to passengers and airlines that use the 13 airports it operates. OMA develops business opportunities in the logistic, industrial park and hotel industries. OMA was incorporated in 1998 as part of the Mexican government’s program for the opening of Mexico’s airports to private investment.
OMA is a corporation (sociedad anónima bursátil de capital variable) duly organized under the laws of Mexico. Its principal executive offices are located at Plazo Metrópoli Patriotismo, Piso 5, Av. Patriotismo 201, Col. San Pedro de los Pinos, Benito Juárez, Ciudad de Mexico, Mexico. The main telephone number of OMA is + 52 81 8625 4300.
The outstanding capital stock of OMA is comprised of 340,345,556 Series B Shares and 49,766,000 Series BB Shares, each without par value.
Financial Information
The tables below set forth certain selected consolidated financial information relating to OMA and its subsidiaries as of and for the years ended December 31, 2020 and 2019.
The consolidated financial information of OMA set forth below was excerpted from the report on Form 6-K furnished by OMA to the SEC containing OMA’s 2020 fourth quarter and year end results and, according to such report, this financial information has been prepared in accordance with International Financial Accounting Standards, as issued by the International Accounting Standards Board (IASB).

	For the Years Ended December 31,
	2018	2019	2020
	(in thousands of pesos)			(in thousands of dollars)
Statements of Income and Other Comprehensive Income data:
Revenues:
Aeronautical services(2)	5,140,052	5,752,662	2,942,558	147,803
Non-aeronautical services(3)	1,625,497	1,819,605	1,171,039	58,820
Construction services	1,141,505	954,834	1,253,869	62,981
Total revenues	7,907,054	8,527,101	5,367,466	269,604
Operating costs and expenses:
Costs of services, excluding depreciation and amortization	977,896	954,207	765,958	38,474
Major maintenance provision	248,636	292,324	392,531	19,717
Cost of construction	1,141,505	954,834	1,253,869	62,981
Administrative expenses	563,151	542,664	518,059	26,022
Right to use airport facilities(4)	319,180	363,561	199,202	10,006
Technical assistance fees(5)	172,610	150,108	81,164	4,077
Depreciation and amortization(6)	351,745	415,252	435,344	21,867
Other income, net	(205)	(1,155)	(129)	(7)
Total operating costs and expenses	3,774,518	3,671,795	3,645,998	183,137
Operating income	4,132,536	4,855,306	1,721,468	86,466
Interest expense	(325,557)	(376,008)	420,499	21,121
Interest income	194,091	171,236	(111,889)	(5,620)
Exchange (loss) gain, net	(15,488)	(50,878)	(79,522)	(3,994)
Income before income taxes	3,985,582	4,599,656	1,492,380	74,960
Income tax (benefit) expense	1,121,403	1,372,222	394,501	19,815
Consolidated net income for the year	2,864,179	3,227,434	1,097,879	55,145
Items that will not be subsequently reclassified to income:
Actuarial losses on labor obligations	24,173	(12,834)	(13,039)	(655)
Income tax relating to items that will not be subsequently reclassified to profit or loss	(4)	3,850
Total comprehensive income for the year	2,888,348	3,218,450	1,088,752	54,686
Consolidated net income attributable to:
Controlling interest	2,851,822	3,219,798	1,094,358	54,968
Non-controlling interest	12,357	7,636	3,521	177
Consolidated comprehensive income attributable to:
Controlling interest	2,875,991	3,210,814	1,085,231	54,509
Non-controlling interest	12,357	7,636	3,521	177
Basic and diluted earnings per share of controlling interest(7)	7.2483	8.1984	2.8038	0.14090
Basic and diluted earnings per ADS(7)	57.9864	65.5872	22.4304	1.1272
Dividend or reimbursement of capital per share(8)	4.0633	4.0633	—	—
Other operating data:
Total terminal passengers (thousands of passengers)(9)	21,566	23,168	11,062	—
Total air traffic movements (thousands of movements)	345	340	214	—
Aeronautical and non-aeronautical revenues per terminal passenger(10)	286.8	299.4	339.9	—

	For the Year Ended December 31,
	2019	2020
	(in thousands of pesos)		(in thousands of dollars)(1)
Statement of Financial Position data:
Cash and cash equivalents	3,429,873	2,958,804	148,619
Other investments held to maturity	—	—	—
Total current assets	4,810,904	4,730,829	237,626
Property, leasehold improvements and equipment, net	2,647,101	2,700,469	135,643
Investment in airport concessions	9,267,111	10,229,656	513,828
Total assets	17,276,961	18,191,580	913,750
Current liabilities	1,235,293	4,225,565	212,247
Total liabilities	7,389,466	7,365,333	369,955
Capital stock	301,739	300,822	15,110
Total shareholders’ equity	9,887,495	10,826,247	543,795
	For the Year Ended December 31,
	2018	2019	2020
	(in thousands of pesos)			(in thousands of dollars)(1)
Statement of Cash Flows data:
Net cash flows from operating activities	3,709,346	3,716,524	1,303,478	65,472
Net cash flows used in investing activities	(1,088,373)	(952,227)	(1,324,430)	(66,525)
Net cash flows (used in) from financing activities	(1,940,463)	(2,246,461)	(528,888)	(26,565)
Increase (decrease) in cash and cash equivalents	680,510	517,836	(549,840)	(27,618)
Effects of exchange rate changes on the foreign currency cash balance	(54,615)	(46,865)	78,771	3,957

(1)
Translated into dollars at the rate of Ps.19.9087 per U.S.$1.00, the exchange rate as reported by the Mexican Central Bank on December 31, 2020. Per share dollar amounts are expressed in dollars (not thousands of dollars). Operating data is expressed in units indicated.

(2)
Revenues from aeronautical services are derived principally from: passenger charges, landing charges, aircraft parking charges, charges for the use of passenger walkways and charges for the provision of airport security services. Aeronautical services revenues are principally dependent on the following factors: passenger traffic volume, the number of air traffic movements, the weight of the aircraft, the duration of an aircraft’s stay at the airport, the time of day the aircraft operates at the airport and the specific prices charged for the service.

(3)
Revenues from non-aeronautical services represent sources of revenues not subject to regulation under our maximum rates and are principally derived from: (i) commercial activities, such as the leasing of space in airports to retailers, restaurants and other commercial tenants, maintaining and operating parking facilities and advertising; and (iii) diversification activities, such as OMA Carga, hotel services, operation and lease of of the industrial park and real estate services and (iii) complementary activities, which principally include the baggage-screening system and the leasing of space to airlines. Pursuant to concessions and to the Mexican Airport Law (Ley de Aeropuertos) and the regulations thereunder, parking services are currently excluded from aeronautical services under our maximum rates, although the Mexican Ministry of Communications and Transportation (Secretaría de Comunicaciones y Transportes) could decide to regulate such rates, and such rates may be regulated by other authorities.

(4)
Each of OMA’s subsidiary concession holders is required to pay a concession tax to the Mexican government under the Mexican Federal Duties Law (Ley Federal de Derechos) for the use of public domain assets pursuant to the terms of its concession. The concession tax is currently equal to 5% of each concession holder’s gross annual revenues.

(5)
OMA pays SETA a technical assistance fee under the technical assistance agreement entered into with SETA providing for management and consulting services (the “Technical Assistance Agreement”), entered into in connection with SETA’s purchase of its Series BB shares.

(6)
Reflects depreciation of fixed assets and amortization of airport concessions and rights to use airport facilities.

(7)
Based on net income attributable to controlling interest for each year and 393,826,266 weighted average common shares in 2015, 392,784,322 weighted average common shares in 2016, 393,660,889 weighted average common shares in 2017, 393,446,466 weighted average common shares in 2018 and 392,736,827 weighted average common shares in 2019. Earnings per ADS are based on the ratio of eight Series B shares per ADS.

(8)
Declared dividends per share for the period from 2015 to 2017 based on 400,000,000 shares, and in 2018 and 2019 based on 393,770,973. Includes reimbursements of capital per share.

(9)
Arriving and departing passengers as well as transfer passengers (passengers who arrive at our airports on one aircraft and depart on a different aircraft). Excludes transit passengers (passengers who arrive at our airports but generally depart without changing aircraft).

(10)
Aeronautical plus non-aeronautical revenues divided by terminal passengers for the period. Expressed in pesos (not thousands of pesos).

Where You Can Find More Information about OMA
OMA files annual reports on Form 20-F and furnishes reports on Form 6-K to the SEC. You may read and copy any of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC. OMA publishes a variety of information of interest to the holders of Securities on its Internet site at http://www.oma.aero/en/.
OMA is also subject to the informational requirements of the CNBV and files reports and other information relating to its business, financial condition and other matters with the CNBV. The CNBV maintains an Internet site at https://www.gob.mx/CNBV, which contains reports and other information regarding issuers that file electronically with the CNBV.
9. Certain Information about the Offerors.
Aerodrome
The purpose of Aerodrome is to hold investments by FH. The Aerodrome shareholders own 100% of the capital stock of SETA. The registered office of Aerodrome is located at 8, rue de la Grève, L-1643 Luxembourg, Grand Duchy of Luxembourg. The telephone number at which Aerodrome’s principal executive offices can be reached is +352 28 26 39 10. Aerodrome, which was incorporated on January 14, 2021, is a company organized under the laws of Luxembourg. Aerodrome is beneficially owned by Bagual, Grenadier, Pequod, Harpoon, Expanse, FH and Mr. Martinez.
SETA
The purpose of SETA is to be the strategic partner that acquired from the Mexican Government the Series BB shares, in the privatization process of the 13 airports under concessions located in the norther and central Mexican regions that comprise said group. The registered office of SETA is located at Avenida Patriotismo No 201, Piso 6, Colonia San Pedro de los Pinos, Ciudad de México, México 03800. The telephone number at which SETA’s principal executive offices can be reached is +52 (55) 52729991. SETA, which was formed in the year 2000, is a corporation under the laws of Mexico. SETA is a wholly owned subsidiary of Bagual, Grenadier, Pequod, Harpoon and Expanse.
Bagual
The purpose of Bagual is to hold investments by FH. The registered office of Bagual is located at 10, rue Mathias Hardt, L-1717 Luxembourg, Grand Duchy of Luxembourg. The telephone number at which Bagual’s principal executive offices can be reached is +352 26 34 36 73. Bagual, which was formed on November 23, 2017, is a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg. Bagual is a wholly-owned subsidiary of FH.
Grenadier
The purpose of Grenadier is to hold investments by FH. The registered office of Grenadier is located at 51, Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg. The telephone number at which Grenadier principal executive offices can be reached is +352 28 26 39 10. Grenadier, which was formed on November 23, 2017, is a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg. Grenadier is a wholly-owned subsidiary of FH.
Pequod
The purpose of Pequod is to hold investments by FH. The registered office of Pequod is located at 124, Boulevard de la Pétrusse, L-2330 Luxembourg, Grand Duchy of Luxembourg. The telephone number at which Pequod principal executive offices can be reached is +352 621 889 664. Pequod, which was formed on November 23, 2017, is a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg. Pequod is a wholly-owned subsidiary of FH.
Harpoon
The purpose of Harpoon is to hold investments by FH. The registered office of Harpoon is located at 11-13 Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg. The telephone number at which Harpoon principal executive offices can be reached is +352 26 27 43 1. Harpoon, which was formed on October 4, 2018, is a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg. Harpoon is a wholly-owned subsidiary of FH.
Expanse
The registered office of Expanse is located at 2c, Rue Nicolas Bové, L-1253 Luxembourg, Grand Duchy of Luxembourg. The telephone number at which Expanse principal executive offices can be reached is +352 27 40 39 32 61. Expanse, which was formed on December 16, 2019, is a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg. Expanse is a wholly-owned subsidiary of FH.
FH
The purpose of FH is to participate and assist in the investment in securities of sovereign and private entities primarily in emerging markets. The principal place of business of FH is 375 Park Avenue, 38th Floor, New York, NY 10152. FH was incorporated on April 16, 2019. Bagual, Grenadier, Pequod, Harpoon and Expanse are wholly-owned subsidiaries of FH and FH may be deemed to beneficially own the OMA shares indirectly owned by Bagual, Grenadier, Pequod, Harpoon and Expanse.
David Martínez
David Martínez is the sole shareholder of FH, which owns 100% of capital stock of each of Bagual, Grenadier, Pequod, Harpoon and Expanse. As a result of the Transactions, Bagual, Grenadier, Pequod, Harpoon and Expanse, together, directly own 100% of Aerodrome’s capital stock and 100% of SETA’s capital stock. The name, business address and telephone number and business experience of David Martínez is set forth in Schedule 1 hereto.
Financial Information of the Offerors
Aerodrome is the entity that will accept the Securities for purchase in the Offers and pay the Offer Price. Aerodrome was incorporated on January 14, 2021 and has not prepared any financial statements given its recent incorporation. Aerodrome’s payment of the Offer Price for the Securities accepted in the Offers will not be guaranteed by any party. Certain selected financial information of SETA is included in this section, in line with information included in the offer document for the Mexican Offer. The tables below set forth certain selected audited financial information relating to SETA as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018. The consolidated financial information of SETA set forth below was prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
	For the Years Ended December 31,
	2018	2019	2020
	(in thousands of pesos)			(in thousands of dollars)(1)
Statements of Income and Other Comprehensive Income data:
Income:
Income from technical assistance services	172,625	150,108	81,163	4,077
Equity in earnings of subsidiary entity	360,755	409,558	148,321	7,450
	533,380	559,666	229,484	11,527
Administrative Expenses	72,365	29,222	18,655	937
Other income, net	—	(12,320)	8,712	438
Operating income	461,015	542,764	202,117	10,152
Interest income, net	(3,804)	(6,179)	(4,911)	(247)
Exchange loss (profit), net	(2,375)	8,127	(11,475)	(576)
	(6,179)	1,948	(16,386)	(823)
Income before income tax	467,194	540,816	218,503
Income tax	38,601	47,329	19,685	989
Net income	428,593	493,487	198,818	9,986
Comprehensive income participation in subsidiary	3,057	(1,143)	—	—
Total comprehensive income for the year	431,650	492,344	198,818	9,986
Statements of Changes in Equity:
Cash flows from operating activities:
Net income before income taxes	467,194	540,816	218,503	10,975
Adjustments for:
Participation in results of subsidiary	(360,755)	(409,558)	(148,321)	(7,450)
Interest income	(3,804)	(6,179)	(4,911)	(247)
	106,439	125,079	65,271	3,279
Accounts payable	(2,992)	(27,029)	9,482	476
Payable taxes and accrued liabilities	5,106	(15)	(17,999)	(904)
Accounts receivable and payable to related parties, net	15,328	68,154	30,699	1,542
Income taxes paid	(16,192)	(21,613)	(29,384)	(1,476)
Net cash flows used in operating activities	107,689	144,576	58,069	2,917
Cash flows from investing activities:
Loans granted to related parties	—	(171,420)	—	—
Loan receivable from related parties	—	91,556	—	—
Dividends received	202,213	202,213	—	—

	For the Years Ended December 31,
	2018	2019	2020
	(in thousands of pesos)			(in thousands of dollars)(1)
Interest received	3,804	2,852	—	—
Net cash flows used in investing activities	206,017	125,201	(530,731)	(26,658)
Cash flows from financing activities:
Dividends paid	(215,689)	(285,184)	—	—
Net cash flows used in financing activities	(215,689)	(285,184)	530,731	26,658
Net (decrease) increase in cash and cash equivalents	98,017	(15,407)	58,069	2,917
Cash at the beginning of the period	617	98,634	83,227	4,180
Cash and cash equivalents at the end of the period	98,634	83,227	141,296	7,079

(1)
Translated into dollars at the rate of Ps.19.9087 per U.S.$1.00, the exchange rate as reported by the Mexican Central Bank on December 31, 2020.

	December 31,
	2019	2020	2020
	(in thousands of pesos)		(in thousands of dollars)
Assets
Current assets:
Cash and cash equivalents	$83,227	$141,296	$7,097
Recoverable taxes	17,999	9,700	487
Due from related parties	182,777	—	—
Total current assets	284,003	150,996	7,584
Non-current assets:
Investments in shares of subsidiary	1,235,762	1,559,211	78,318
Total non-current assets	1,235,762	1,559,211	78,318
Total assets	$1,519,765	$1,710,207	$85,902
Equity and Liabilities
Current liabilities:
Accounts payable	$8,715	$13,510	$678
Income taxes payable	39,892	8,581	431
Due to related parties	156,988	—	—
Total liabilities	205,595	22,091	1,109
Stockholders’ equity:
Contributed capital
Common stock	331,972	862,703	43,333
Additional paid-in capital	22,126	22,126	1,111
	354,098	884,829	44,444
Earned capital (accumulated earnings)	959,548	804,099	40,389

	December 31,
	2019	2020	2020
	(in thousands of pesos)		(in thousands of dollars)
Participation in comprehensive (loss) income of subsidiary	524	(812)	(41)
Total stockholders’ equity	1,314,170	1,688,116	84,793
Total stockholders’ equity and liabilities	$1,519,765	$1,710,207	$85,902

(1)
Translated into dollars at the rate of Ps.19.9087 per U.S.$1.00, the exchange rate as reported by the Mexican Central Bank on December 31, 2020.

Fintech Holdings Inc. does not produce financial statements.
Bagual, Grenadier, Pequod, Harpoon and Expanse prepare annual financial statements solely in response to Luxembourg tax regulatory requirements. The Offerors believe that financial statements for these entities are not relevant because these entities are simply intermediate holding companies between Aerodrome and Mr. David Martinez, the ultimate beneficial owner of Aerodrome, and they have no obligation to provide financial support to Aerodrome or to fund or guaranty the payment of the Offer Price for the Securities accepted in the Offers.
The net worth of Mr. Martínez as of December 31, 2020 was approximately $130,000,000, approximately $100,000,000 of which is derived from liquid assets and approximately $30,000,000 from illiquid assets. As of the Commencement Date and as of the date hereof, Mr. Martínez has guaranteed certain third-party obligations unrelated to the Offers on an unsecured basis in the amount of approximately $880,000,000. These third-party obligations are fully collateralized with assets that are not owned by Mr. Martínez and are not otherwise in default. Mr. Martínez’s net worth is provided solely for purposes of compliance with SEC forms and regulations concerning disclosure of the financial condition of an offeror in a partial third-party tender offer that is subject to financing. The Offerors believe that holders of the Securities should not rely on Mr. Martínez’s net worth in connection with their consideration of the Offers because Mr. Martínez has not guaranteed the payment of the Offer Price for the Securities accepted in the Offers and does not intend to contribute funding or provide other financial support for the Offers.
Additional Information
The name, business address and telephone number, citizenship, present principal occupation and employment history for the past five years of each of the directors and executive officers of the Offerors is set forth on Schedule 1 to this U.S. Offer to Purchase.
The Offerors do not, or, to the knowledge of the Offerors, after reasonable inquiry, any of the persons listed in Schedule 1, has during the last five years (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws or a finding of any violation of U.S. federal or state securities laws.
Except as set forth elsewhere in this U.S. Offer to Purchase or in Schedule 1: (a) none of the Offerors or, to the knowledge of the Offerors, after reasonable inquiry, any of the persons listed in Schedule 1 or any associate or majority-owned subsidiary of any of the Offerors, or any of the persons so listed, beneficially owns or has a right to acquire any Securities or any other equity securities of OMA, (b) none of the Offerors, or, to the knowledge of the Offerors, after reasonable inquiry, any of the persons referred to in clause (a) above or any of their executive officers, directors, affiliates or subsidiaries has effected any transaction in Securities or any other equity securities of OMA during the past 60 days, (c) none of the Offerors, their subsidiaries or, to the knowledge of the Offerors after reasonable inquiry, any of the persons listed in Schedule 1, has any agreement, arrangement, or understanding, whether or not legally enforceable, with any other person with respect to any securities of OMA (including, but not limited to, any agreement, arrangement, or understanding concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations), (d) in the past two years, except as set forth elsewhere in this document, there have been no transactions that would require reporting under the rules and regulations of the SEC between any of the Offerors, their subsidiaries or, to the knowledge of the Offerors after reasonable inquiry, any of the persons listed in Schedule 1, on the one hand, and OMA or any of its executive officers, directors or affiliates, on the other hand and (e) in the past two years, except as set forth elsewhere in this document, there have been no negotiations, transactions or material contacts between any of the Offerors, their subsidiaries or, to the knowledge of the Offerors, after reasonable inquiry, any of the persons listed in Schedule 1, on the one hand, and OMA or any of its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of OMA’s securities, an election of OMA’s directors or a sale or other transfer of a material amount of assets of OMA.
Where You Can Find More Information about the Offerors
The Offerors are not subject to the informational requirements of the CNBV, the BMV or the SEC.
10. Certain Legal and Regulatory Matters.
General
Based on their examination of publicly available information filed by OMA with the SEC and other publicly available information concerning OMA, the Offerors are not aware of (i) any governmental license or regulatory permit that appears to be material to OMA’s business that might be adversely affected by the Offerors’ acquisition of Securities as contemplated herein, or (ii) any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Securities by the Offerors as contemplated herein, or any approval or other action by any government or governmental administrative regulatory authority or agency, domestic or foreign, or any consent, waiver or other approval that would be required as a result of or in connection with the Offers, including but not limited to, any consents or other approvals under any licenses, concessions, permits and agreements to which OMA or the Offerors or any of their respective subsidiaries or affiliates is a party, other than approvals or other actions that have been obtained prior to the Commencement Date.
In addition, the Offerors’ obligation under the Offers to accept for payment and pay for the tendered Securities is subject to certain Conditions as described in “— Section 13. Conditions of the U.S. Offer.”
Exemptive Relief from Certain U.S. Offer Requirements
We have requested and received from the SEC certain exemptions from its otherwise applicable rules and no-action relief to allow this offer to proceed in the manner described in this U.S. Offer to Purchase. These exemptions include, in particular:
•
exemptive relief from the provisions of Rule 14d-10(a)(1) under the Exchange Act to permit the dual offer structure of the U.S. Offer and the Mexican Offer;

•
exemptive relief from Rule 14e-5 under the Exchange Act to permit the Offerors to purchase Series B Shares pursuant to the Mexican Offer; and

•
confirmation that the SEC will not recommend enforcement action with respect to the prompt payment requirement in Rule 14e-1(c) under the Exchange Act if the settlement, or return of tendered but not accepted securities, with respect to the Offers occurs beyond the normal settlement period applicable to stock exchange transactions in the United States, expected to be no later than 6 (six) business days after the Expiration Date.

Mexican Securities Law
The registration of securities and the conduct of public offers in Mexico is regulated by the Mexican Securities Market Law and the rules issued by the CNBV, as supplemented or amended from time to time.

We have made all necessary filings for the approval of the Offer by Mexican regulators, including the authorization from the CNBV. On May 21, 2021, the CNBV authorized Aerodrome to carry out the Mexican Offer.
OMA’s Bylaws
OMA’s bylaws provide for the issuance of the following shares, which have the characteristics described below:
•
Series B. Series B shares may be held by any Mexican or foreign natural person, company or entity.

•
Series BB. Series BB shares, which are issued pursuant to Article 112 of the Mexican General Law of Business Corporations (Ley General de Sociedades Mercantiles), may be held by any Mexican or foreign natural person, company or entity.

Under the Mexican Airport Law and the Mexican Foreign Investments Law (Ley de Inversión Extranjera), foreign persons may not, directly or indirectly, own more than 49% of the capital stock of a holder of an airport concession unless an authorization from the Mexican Commission of Foreign Investments (Comisión Nacional de Inversiones Extranjeras) is obtained.
Mexican Regulatory Approvals
On May 21, 2021, the CNBV authorized Aerodrome to carry out the Mexican Offer.
On May 10, 2021, each subsidiary of OMA that is an airport concessionaire filed with the Mexican Ministry of Communications and Transportation (Secretaría de Comunicaciones y Transportes) a notice informing the Offerors’ intention to acquire more than 35% of the capital stock of OMA, subject to the results of the Offers.
On May 10, 2021, Aerodrome filed before the Mexican Federal Economic Competition Comission (Comisión Federal de Competencia Económica) a request for a favorable antitrust approval and resolution with regard to the acquisition of the Series B Shares by Aerodrome.
11. Fees and Expenses.
We have retained American Stock Transfer & Trust Company, LLC as the ADS Receiving Agent and D.F. King & Co., Inc. as the U.S. Information Agent in connection with the U.S. Offer. Each of these entities will receive customary compensation and reimbursement for reasonable out-of-pocket expenses, as well as indemnification against certain liabilities in connection with the U.S. Offer.
The U.S. Information Agent may contact holders of Securities by personal interview, mail, electronic mail, telephone and other methods of electronic communication and may request brokers and other securities intermediaries to forward the U.S. Offer materials to beneficial holders of Securities to the extent permitted by applicable law.
Except as set forth above, we have not retained and will not pay any fees or commissions to any broker or dealer or other person for recommending or soliciting tenders of Securities pursuant to the U.S. Offer.
The following is an estimate of the fees and expenses to be incurred by us:
Filing Fees	U.S.$73,399.80
ADS Receiving Agent and U.S. Information Agent Fees	50,500.00
Legal Fees	850,000.00
Printing, Mailing and Miscellaneous Fees and Expenses	200,000.00
Total	U.S.$1,173,899.80
OMA will not pay any of the fees and expenses to be incurred by us.

12. Miscellaneous.
This U.S. Offer to Purchase is intended solely for holders of Series B Shares that are U.S. residents (within the meaning of Rule 14d-1(d) under the Exchange Act) and holders of ADSs representing Series B Shares. Holders of Series B Shares that are not U.S. residents may not use this U.S. Offer to Purchase. Separate offer materials referred to as a Folleto Informativo and Aviso de Oferta Pública in Spanish have been published in Mexico, as required by Mexican law. We are not aware of any jurisdiction where the making of the U.S. Offer or the election to tender Series B Shares or ADSs in connection therewith would not be in compliance with the laws of that jurisdiction. If we become aware of any jurisdiction in which the making of the U.S. Offer or the election to tender Series B or ADSs in connection therewith would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after making such good faith effort, we cannot comply with any such law, the U.S. Offer will not be made to (nor will elections to tender Series B Shares be accepted from or on behalf of) the holders of Series B Shares or ADSs in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
No person has been authorized to give any information or make any representation on our behalf not contained in this U.S. Offer to Purchase, and if given or made, such information or representation must not be relied upon as having been authorized.
We have filed with the SEC a Schedule TO, together with exhibits, furnishing certain additional information with respect to the U.S. Offer. You may read and copy the Schedule TO and any amendments thereto, including exhibits, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.
You should rely only on the information incorporated by reference or provided in this U.S. Offer to Purchase or any supplement to this U.S. Offer to Purchase. We have not authorized anyone to provide you with different information. The date of this U.S. Offer to Purchase is June 9, 2021. You should not assume that the information in this U.S. Offer to Purchase is accurate as of any date other than that date, regardless of the time such offer to purchase is made available to you.
13. Conditions of the U.S. Offer.
Notwithstanding any other provision of the Offers, we will not be required to accept any Series B Shares, including Series B Shares represented by ADSs, for purchase, or pay for any Series B Shares, including Series B Shares represented by ADSs, that have been tendered pursuant to the U.S. Offer (subject to Rule 14e-1(c) under the Exchange Act, which requires that we must pay the consideration offered or return the Securities tendered promptly after termination or withdrawal of the U.S. Offer) if any of the following events or circumstances have occurred and are continuing (and have not (to the extent legally permissible) been expressly waived by us on or prior to the Expiration Date) (the “Conditions”):
(a)
there shall have been threatened, instituted or pending any action or proceeding by any governmental, judicial, legislative or regulatory authority (in Mexico or in the United States) that affirmed, decreed, issued, promulgated or approved any provision, rule, regulation, judgment or order that would (i) suspend or prohibit the consummation of the Offers, (ii) adversely affect the terms and conditions of the Offers, (iii) impose material limitations on the Offerors’ ability to exercise their rights under the Series B Shares acquired in the Offers, (iv) prohibit, restrict or make unlawful the purchase of the Series B Shares or impose material damages, fines or penalties in connection with the acquisition of the Series B Shares through the Offers or (v) impose or seek to impose additional material conditions on the Offers; and no action or proceeding having been commenced that could result in any of these conditions;

(b)
there shall have occurred any change in the business, property, assets, capitalization, condition (financial or otherwise), operations, licenses, concessions, permits, requests for permits, results of operations, cash flow or prospects of OMA or the Offerors, or their respective subsidiaries or affiliates, that, in OMA’s reasonable judgment has or may have a material adverse effect on OMA or the Offerors or their respective subsidiaries or affiliates;
(c)
there shall have occurred (i) any general suspension of trading in, or any total or partial limitation on the availability of trading prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Mexico, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Mexico, (iii) the commencement or escalation of a war, armed hostilities or other international or national calamity, including a public health crisis, directly or indirectly involving the United States or Mexico, including, but not limited to, an act of terrorism, on or after the Commencement Date, (iv) any change in the general political, market, economic or financial conditions in the United States or Mexico that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, of OMA or the Offerors or (v) in the case of any of the foregoing existing at the time of the commencement of the Offers, a material acceleration or worsening thereof;

(d)
there shall have been a decrease of more than 10% in the market price for the Series B Shares, including Series B Shares represented by ADSs, the NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Standard and Poor’s Mexican Stock Exchange index (Indice de Precios y Cotizaciones) measured from the close of trading on May 21, 2021;

(e)
there shall have occurred any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that could reasonably be expected to materially affect, the extension of credit by banks or other lending institutions in the United States or Mexico;

(f)
a tender or exchange offer for any or all of the Series B Shares, including Series B Shares represented by ADSs, has been proposed, announced or made by any person or has been publicly disclosed (in each case other than the Offers);

(g)
either: (i) COFECE has not issued a favorable resolution with regard to the acquisition of the Series B Shares by the Offerors or (ii) the SCT has objected or established conditions with regard to the acquisition by the Offerors of more than 35% of the capital stock by OMA;

(h)
the Financing Condition has not been satisfied;

(i)
the Minimum Tender Condition has not been satisfied; and

(j)
the Mexican Offer has not been completed.

Tendering holders will have withdrawal rights in the U.S. Offer until the Expiration Time on the Expiration Date. See “— Section 4. Withdrawal Rights.”
Notwithstanding the foregoing, the Conditions may be waived by the Offerors, in whole or in part, at any time and from time to time in their sole discretion, subject to applicable law. The Offerors’ failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Offerors will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the U.S. Offer. See “— Section 1. Terms of the U.S. Offer and Expiration Date.” Any determination by the Offerors concerning the events described above will be final and binding on all parties.
AERODROME INFRASTRUCTURE S.À R.L.
Dated: June 9, 2021

SCHEDULE 1
INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE
OFFICERS OF THE OFFERORS
The name, business address and telephone number, current principal occupation with the relevant Offeror, citizenship and five-year employment history of the directors and executive officers of the relevant Offeror, together with the names, principal businesses and addresses of any corporations or other organizations in which such principal occupations are conducted, are set forth below. During the last five years, none of the Offerors or, to the best knowledge of the Offerors, any of the persons listed in this Schedule has been convicted in a criminal proceeding. During the last five years, none of the Offerors or, to the best knowledge of the Offerors, any of the persons listed in this Schedule was a party to any civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which would be or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.
1.
Directors and Executive Officers of Aerodrome.

Set forth below is the name, current principal occupation with Aerodrome, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the executive officers of Aerodrome. Unless otherwise indicated, the principal business address of Aerodrome and each individual listed below is 8, rue de la Grève, L-1643 Luxembourg, Grand Duchy of Luxembourg and its telephone number at such office is +352 28 26 39 10.
Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Jean-Christophe Dauphin	Director	France	Partner at Key Partners in Luxembourg	Intertrust in Luxembourg (2010-2015/Director)
Valérie Pechon	Director	Belgium	Chartered Accountant/Managing Partner at Key Partners in Luxembourg	Intertrust in Luxembourg (2011-2016/Domiciliation Director, Part of the Extended Management Team)
Khaled Rezaie	Director	Germany	Partner and Member of the Executive Committee at KENDRIS Ltd. in Switzerland	KENDRIS Ltd. (Switzerland) since 2011.
Julio Rafael Rodriguez Jr.	Director	United Kingdom	Head of Finance and Operations of Fintech Advisory Inc. (“FAI”)	Head of Finance and Operations of FAI (2003-present). Employee at Fintech Advisory Ltd. (1998-2002). Employee at Fintech Inc. (1996-1997).

2.
Directors and Executive Officers of SETA.

Set forth below is the name, current principal occupation with SETA, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the executive officers of SETA. Unless otherwise indicated, the principal business address of SETA and each individual listed below is 375 Park Avenue, New York, NY 10152 and its telephone number at such office is (212) 593-4500.

Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Christian Whamond	Director	Argentine	Director of Corporate Credit of FAI	BTG Pactual US Capital Corporation (March 2012 - August 2012), James Caird Asset Management (August 2008 - March 2012), Director of Corporate Credit of FAI since 2012
José Bernardo Casas Godoy	Director	Mexican	Chief Tax Officer and General Counsel of ICA Tenedora, S.A. de C.V.	Grupo ICA April 1990 - Present
Alejandro Ortega	Director	Mexican	Independent Advisor	Barrera, Siqueiros y Torres Landa, from 1991 to 1997. Donaldson Lufkin & Jenrette from 1997 to 2001. UBS from 200l to 2011 Morgan Stanley head of Investment Banking for Mexico, from 2011 to 2019

3.
Directors and Executive Officers of Bagual.

Set forth below is the name, current principal occupation with Bagual, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the executive officers of Bagual. Unless otherwise indicated, the principal business address of Bagual and each individual listed below is 10, rue Mathias Hardt, L-1717 Luxembourg, Grand Duchy of Luxembourg and its telephone number at such office is +352 26 34 36 73.
Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Khaled Rezaie	Director Class A	Germany	Partner and Member of the Executive Committee at KENDRIS Ltd. in Switzerland	KENDRIS Ltd. (Switzerland) since 2011.
Johannes Laurens De Zwart	Director Class B	The Netherlands	Partner at JTC-Exequtive Partners in Luxembourg	JTC-Exequtive Partners in Luxembourg since 2015
Giovanni Incardona	Director Class B	Italy	Manager at JTC-Exequtive Partners in Luxembourg	Maples FS Luxembourg S.A. in Luxembourg (April 2017 until November 2019/Vice President) Glowsquare S.A. in Luxembourg (February 2015 until March 2017/Co-Founder)

Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Julio R. Rodriguez, Jr.	Director Class C	United Kingdom	Head of Finance and Operations of Fintech Advisory Inc. (“FAI”)	Head of Finance and Operations of FAI (2003-present). Employee at Fintech Advisory Ltd. (1998-2002). Employee at Fintech Inc. (1996-1997).

4.
Directors and Executive Officers of Grenadier.

Set forth below is the name, current principal occupation with Grenadier, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the executive officers of Grenadier. Unless otherwise indicated, the principal business address of Grenadier and each individual listed below is 51, Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, Grand Duchy of Luxembourg and its telephone number at such office is +352 28 26 39 10.
Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Khaled Rezaie	Director Class A	Germany	Partner and Member of the Executive Committee at KENDRIS Ltd. in Switzerland	See “3. Directors and Executive Officers of Bagual” above.
Valérie Pechon	Director Class B	Belgium	Chartered Accountant/Managing Partner at Key Partners in Luxembourg	Intertrust in Luxembourg (2011-2016/Domiciliation Director, Part of the Extended Management Team)
Jean-Christophe Dauphin	Director Class B	France	Partner at Key Partners in Luxembourg	Intertrust in Luxembourg (2010-2015/Director)
Julio R. Rodriguez, Jr.	Director Class C	United Kingdom	Head of Finance and Operations of FAI	See “3. Directors and Executive Officers of Bagual” above.

5.
Directors and Executive Officers of Pequod.

Set forth below is the name, current principal occupation with Pequod, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the executive officers of Pequod. Unless otherwise indicated, the principal business address of Pequod and each individual listed below is 124, Boulevard de la Pétrusse, L-2330 Luxembourg, Grand Duchy of Luxembourg and its telephone number at such office is +352 621 889 664.
Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Khaled Rezaie	Director Class A	Germany	Partner and Member of the Executive Committee at KENDRIS Ltd. in Switzerland	See “3. Directors and Executive Officers of Bagual” above.
Jérémy Englebert	Director Class B	Belgium	Client Manager Accounting at Altea Management S.A. in Luxembourg	Goldman Sachs Management Services S.à.r.l. in Luxembourg (2016-2018/Accounting Officer) Intertrust in Luxembourg (2013-2016/Relationship Manager Accounting)

Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Etienne Biren	Director Class B	Belgium	Client Director at Altea Management S.A. in Luxembourg	Since 2015 Director at Altea Management S.A. in Luxembourg
Julio R. Rodriguez, Jr.	Director Class C	United Kingdom	Head of Finance and Operations of FAI	See “3. Directors and Executive Officers of Bagual” above.

6.
Directors and Executive Officers of Harpoon.

Set forth below is the name, current principal occupation with Harpoon, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the executive officers of Harpoon. Unless otherwise indicated, the principal business address of Harpoon and each individual listed below is 11-13 Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg and its telephone number at such office is +352 26 27 43 1.
Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Khaled Rezaie	Director Class A	Germany	Partner and Member of the Executive Committee at KENDRIS Ltd. in Switzerland	See “3. Directors and Executive Officers of Bagual” above.
Stéphane Hépineuze	Director Class B	France	Senior Account Manager at Amicorp Luxembourg S.A.	Since 2007 at Amicorp Luxembourg S.A.
François Meunier	Director Class B	Belgium	Head of Finance and Operations at Amicorp Luxembourg S.A.	since 2017 at Amicorp Luxembourg S.A. Experta Luxembourg (2008-2017/Head of Accounting, Interim Head of Tax, Head of Operations, Manager)
Julio R. Rodriguez, Jr.	Director Class C	United Kingdom	Head of Finance and Operations of FAI	See “3. Directors and Executive Officers of Bagual” above.

7.
Directors and Executive Officers of Expanse.

Set forth below is the name, current principal occupation with Expanse, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the executive officers of Expanse. Unless otherwise indicated, the principal business address of Expanse and each individual listed below is 2c, Rue Nicolas Bové, L-1253 Luxembourg, Grand Duchy of Luxembourg and its telephone number at such office is +352 27 40 39 32 61.
Name	Position	Citizenship	Principal Occupation or Employment	Employment History
Khaled Rezaie	Director Class A	Germany	Partner and Member of the Executive Committee at KENDRIS Ltd. in Switzerland	See “3. Directors and Executive Officers of Bagual” above.
Nicholas Procopenko	Director Class B	United States of America	Partner at Your Luxembourg Partner (YLP) in Luxembourg	Since 2014 Partner at Your Luxembourg Partner (YLP) in Luxembourg
Luc Gerondal	Director Class B	Belgium	Partner at Your Luxembourg Partner (YLP)	Since 2016 Partner at Your Luxembourg Partner (YLP)

Name	Position	Citizenship	Principal Occupation or Employment	Employment History
			in Luxembourg	in Luxembourg Independent Director (2014-present)
Julio R. Rodriguez, Jr.	Director Class C	United Kingdom	Head of Finance and Operations of FAI	See “3. Directors and Executive Officers of Bagual” above.

8.
Directors and Executive Officers of FH.

Set forth below is the name, current principal occupation with FH, citizenship, and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the sole executive officer of FH. Unless otherwise indicated, the principal business address of FH and each individual listed below is 375 Park Avenue, New York, NY 10152 and its telephone number at such office is (212) 593-4500.
Name	Position	Citizenship	Principal Occupation or Employment; Employment History
David Martínez	Sole stockholder; Special Director of FH	United Kingdom	Chairman of the Board of Directors of FAI since 2012. Managing Director of Fintech Advisory Ltd. since 1997. Sole shareolder of Fintech Inc. (1986-1996). Special Director of FH since 2019.
Ricardo Guajardo Touché	Director	Mexican	Independent consultant since January 2005.
Francisco J. Fernandez	Director	Mexican	Financial consultant since January 2002.
Julio R. Rodríguez, Jr.	Head of Finance and Operations of FAI	United Kingdom	See “3. Directors and Executive Officers of Bagual” above.

9.
David Martínez.

See “8. Directors and Executive Officers of FH” above.

SCHEDULE 2
RECENT ACQUISITIONS OF OMA’S SECURITIES BY THE OFFERORS
Other than as described in this U.S. Offer to Purchase and below, the Offerors have not acquired any Series B Shares since May 24, 2019.
•
On March 23, 2020, SETA acquired 7,516,377 Series B Shares from ICATEN. At the time of this transfer, SETA was a 100% owned subsidiary of ICATEN. There was no purchase price for this transfer because it was an internal transfer of shares from one subsidiary of ICATEN to another.

Any questions or requests for assistance or additional copies of this U.S. Offer to Purchase may be directed to the U.S. Information Agent listed below. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.
The U.S. Information Agent for the U.S. Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Bankers and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 488-8035
Email: OMA@dfking.com
The ADS Receiving Agent for the U.S. Offer is:
American Stock Transfer & Trust Company, LLC
If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042
If delivering by hand, express mail, courier, or other expedited service:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

Tel.: 877-248-6417
Tel.: 718-921-8317
Fax: 718-234-5001
The Series B Receiving Agent for the U.S. Offer is:
J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero
Av. Paseo de Las Palmas, Número 405, Piso 21 Lomas de Chapultepec, Miguel Hidalgo, C.P. 11000,
Ciudad de México, México
+52 55 55 40 93 17